EXHIBIT 10.26

CONFIDENTIAL TREATMENT

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE REGISTRANT’S APPLICATION OBJECTING TO DISCLOSURE AND REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2; THE OMITTED PORTIONS HAVE BEEN MARKED WITH BRACKETS.

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (the “Agreement”) is made as of October 27, 2005, among Radnor Holdings Corporation, a Delaware corporation (the “Company”), the shareholders of the Company listed on the signature pages hereof under the heading “Management Shareholders” (the “Management Shareholders”) and the holders of the Investor Securities (as defined below) listed on Exhibit A hereto (together with their direct and indirect transferees, the “Investors”).

Recitals:

WHEREAS, the Company and the Investors are parties to the Purchase Agreement of even date herewith (the “Purchase Agreement”); and

WHEREAS, in order to induce the Company to enter into the Purchase Agreement and to induce the Investors to invest funds in the Company pursuant to the Purchase Agreement, the Investors, the Management Shareholders and the Company desire to enter into this Agreement setting forth certain rights regarding registration of shares issuable to the Investors, the provision of information about the Company, participation in certain future equity offerings by the Company, governance of the Company and certain other matters as set forth in this Agreement;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

SECTION 1

CERTAIN DEFINITIONS

1.1 Certain Definitions.

“Affiliate” shall mean, with respect to any party, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such party including any estate or trust under will of such party. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 5% or more of the voting securities of a Person shall be deemed to be control.

“Aggregate Liquidation Preference” shall mean, at any time, the aggregate liquidation preference of the Preferred Stock outstanding at such time.

“Board” shall mean the board of directors of the Company.

“Capital Stock” means, with respect to any Person, any common stock, preferred stock and any other capital stock of such Person and shares, interests, participations or other ownership interest (however designated), of any Person and any rights (other than debt securities convertible into, or exchangeable for, capital stock), warrants or options to purchase any of the foregoing, including (without limitation) each class of common stock and preferred stock of such Person if such Person is a corporation and each general and limited partnership interest of such Person if such Person is a partnership.

“Capitalized Lease Obligation” means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

“Common Stock” shall mean the Company’s Voting Common Stock, its Nonvoting Common Stock, par value $.10 per share and its Class B Nonvoting Common Stock, par value $0.01 per share, and any other class or series of the Company’s common stock into which the foregoing may be converted or exchanged pursuant to a recapitalization thereof.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and the Subsidiaries, on a consolidated basis, plus, to the extent not included in such interest expense, (i) interest expense attributable to Capitalized Lease Obligations, (ii) amortization of debt discount and debt issuance cost, (iii) non-cash interest expense, (iv) commissions, discounts and other fees and charges owed, in each case, with respect to letters of credit and bankers’ acceptance financing, (v) interest actually paid by the Company or any such Subsidiary under any guarantee of Indebtedness, (vi) net costs associated with Hedging Obligations (including fees and amortization of discounts), and (vii) preferred stock dividends in respect of all redeemable stock of the Company held by Persons other than the Company or a Subsidiary (to the extent reflected on the Company’s statement of income or operations for such period).

“Consolidated Net Income” means, for any period, the aggregate net income (loss) of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that (i) the net income of any Person that is not a Subsidiary of the Company but that is consolidated with the Company or a consolidated Subsidiary or is accounted for by the Company or a consolidated Subsidiary by the equity method of accounting shall be included only to the extent of the amount of cash dividends or cash distributions actually paid to the Company or a consolidated Subsidiary, (ii) all gains and losses that are extraordinary or are either unusual or nonrecurring (including any gain or loss realized upon the termination of any employee pension benefit plan and any gain or loss from the sale or other disposition of assets other than in the ordinary course of business or from the issuance or sale of any Equity Interests) shall be excluded; and (iii) the net income from any entity acquired (whether by assets acquisition, merger, share purchase or otherwise) by the Company or any of the consolidated Subsidiaries from the date hereof until December 31, 2006 shall be excluded.

“Control of the Company” shall mean the sale or disposition in a single transaction or a series of related transactions of at least fifty percent (50)% of the issued and outstanding Common Stock or securities representing at least fifty percent (50)% of the voting power of the Company.

“Controlling Shareholder” shall mean, collectively, Michael T. Kennedy and any trusts created by him for the benefit of his children or as a grantor retained annuity trust.

“EBITDA” means, for any fiscal year subsequent to the fiscal year ended December 29, 2006, the Consolidated Net Income of the Company and the Subsidiaries for such fiscal year, plus, without duplication, the following to the extent included in calculating such Consolidated Net Income: (i) Consolidated Interest Expense, (ii) consolidated income tax expense and (iii) consolidated depreciation and amortization expense. EBITDA shall be calculated by reference to the audited consolidated financial statements of the Company and its consolidated Subsidiaries for such fiscal year.

“Equity Interests” means shares, interests, participations or other equivalents (however designated) of Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act.

“GAAP” means accounting principles generally accepted in the United States of America.

“Hedging Obligations” means the obligations of any Person or entity pursuant to any swap or cap agreement, exchange agreement, collar agreement, option, futures or forward hedging contract or other similar agreement or arrangement designed to protect such Person or entity against fluctuations in interest rates.

“Indebtedness” with respect to any Person means, at any time, without duplication, (i) all liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable preferred stock, (ii) all liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property), (iii) all synthetic lease obligations and all liabilities appearing on its balance sheet in accordance with GAAP in respect of capital leases, (iv) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

and (v) all liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money). Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (i) through (v) of the foregoing sentence to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP. Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless such Indebtedness is, by its terms, non-recourse to the assets of such Person other than as a result of customary exclusions.

“Independent Director” means a director of the Company other than a director (i) who (apart from being a director of the Company or any of its Subsidiaries) is an employee, insider, associate or Affiliate of the Company or any of its Subsidiaries or has held any such position during the previous year or (ii) who is a director, an employee, insider, associate or Affiliate of another party to the transaction in question.

“Initiating Investors” has the meaning given thereto in Section 2.1(b) hereof.

“Investor Securities” means (i) the Preferred Stock, (ii) the Warrants, and/or (iii) the Registrable Securities.

“Investor” has the meaning given thereto in the first paragraph hereof.

“Kennedy Employment Agreement” shall mean that certain Employment Agreement, dated as of October 26, 2005, by and between the Company and Michael T. Kennedy.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement, capital lease or synthetic lease, upon or with respect to any Property of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements) or other preferential arrangement having the practical effect of any of the foregoing.

“Management Shareholders” has the meaning given thereto in the first paragraph hereof.

“Necessary Action” shall mean, with respect to a specified result, all actions (to the extent such actions are permitted by law) necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to the Common Stock, (ii) causing the adoption of shareholders’ resolutions or proxies with respect to the Common Stock, (iii) causing members of the Board (to the extent such members were nominated or designated by the Person obligated to take such Necessary Action, and subject to any fiduciary duties that such members may have as directors of the Company) to act in a certain manner or causing them to be removed in the event that they fail to act in such a manner, (iv) executing agreements and instruments to effect such result and (v) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Offered Shares” has the meaning given thereto in Section 5.1(a) hereof.

“Participating Investors” has the meaning given thereto in Section 5.1(a) hereof.

“Percentage Interest” means, in respect of any proposed sale of Offered Shares by the Company, with respect to any Person and as of any time of determination, the percentage of the issued and outstanding Voting Common Stock that would be held by such Person as of such time if, immediately prior to such time, (i) all of the Warrants had been exercised and (ii) all of the Preferred Stock had been converted into Voting Common Stock, at a price per share of Voting Common Stock established or implied by the price at which such Offered Shares are offered.

“Permitted Holders” means Michael T. Kennedy, R. Radcliffe Hastings, John P. McNiff and any trusts created by any of the foregoing for the benefit of his children or as a grantor retained annuity trust.

“Permitted Investment” shall have the meaning given thereto in Section 1 of Exhibit C hereto.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

“Preemptive Rights Notice” has the meaning given thereto in Section 5.1(a) hereof.

“Preferred Stock” means the Company’s Series A Convertible Preferred Stock, par value $.10 per share.

“Property” means, unless otherwise specifically limited, real, personal or mixed assets or property of any kind, tangible or intangible, choate or inchoate.

“Qualified IPO” means the initial firm commitment underwritten public offering by the Company of shares of its Common Stock pursuant to a registration statement under the Securities Act, which results in aggregate proceeds to the Company of at least $50.0 million (before deducting underwriting discounts and commissions and offering expenses).

“Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Securities” means (i) the shares of Common Stock issued upon conversion of the Preferred Stock, (ii) shares of Common Stock issued or issuable upon the exercise of the Warrants, (iii) shares of Common Stock issued or issuable upon the conversion of the Common Stock described in subclause (ii), above and (iv) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such shares; provided however, a Registrable Security shall cease to be a Registrable Security when a registration statement covering such Registrable Security has been declared effective by the SEC and it has been disposed of pursuant to such effective registration statement.

“Required Investors” shall mean, at any time, Investors holding a majority of the Preferred Stock outstanding at such time.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration” shall have the meaning given thereto in Section 2.4(b) hereof

“Subsidiary” means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries. Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Tag-Along Notice” shall have the meaning given thereto in Section 5.2 hereof.

“Transfer” shall mean, with respect to any shares of Common Stock, a direct or indirect transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of such shares of Common Stock, including the grant of an option or other right, whether directly or indirectly, whether voluntarily, involuntarily or by operation of law.

“2006 Audited Financial Statements” means the audited consolidated financial statements of the Company and its consolidated Subsidiaries for the fiscal year ended December 29, 2006, duly certified by the Chief Financial Officer of the Company.

“2006 EBITDA” means the Consolidated Net Income of the Company and the Subsidiaries for the fiscal year ended December 29, 2006, plus, without duplication, the following to the extent included in calculating such Consolidated Net Income: (i) Consolidated Interest Expense, (ii) consolidated income tax expense and (iii) consolidated depreciation and amortization expense. 2006 EBITDA shall be calculated on March 31, 2007. If the 2006 Audited Financial Statements are available as of March 31, 2007, 2006 EBITDA shall be calculated based on the 2006 Audited Financial Statements. If the 2006 Audited Financial Statements are not available as of March 31, 2007, 2006 EBITDA shall be calculated based on the unaudited consolidated financial statements most recently provided by the Company in good faith to the Company’s independent auditors on or before March 31, 2007.

“Voting Common Stock” shall mean the Company’s Voting Common Stock, par value $.10 per share.

“Warrants” means the Warrants dated the date hereof in the name of the Investors and any replacement, adjustments or balance warrants hereafter issued by the Company with respect thereto.

SECTION 2

REGISTRATION RIGHTS

2.1 Investor Request for Registration.

(a) If, at any time after the expiration of six months following a Qualified IPO, the Company shall receive a written request from the Investors holding a majority of the Registrable Securities that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities where the anticipated aggregate offering price, before deduction of underwriting discounts and commissions, of Registrable Securities to be sold by such Investors is at least $5,000,000, then the Company shall, within 10 days of the receipt thereof, give written notice of such request to all Investors and shall, subject to the limitations of subsection 2.1(b), use its commercially reasonable efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities which the Investors request to be registered within 20 days of the mailing of such notice by the Company in accordance with Section 6.7 hereof.

(b) If the Investors initiating the registration request hereunder (“Initiating Investors”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1 and the Company shall include such information in the written notice referred to in subsection 2.1(a). The underwriter will be selected by a majority in interest of the Initiating Investors and shall be reasonably acceptable to the Company. In such event, the right of any Investor to include such Investor’s Registrable Securities in such registration shall be conditioned upon such Investor’s participation in such underwriting and the inclusion of such Investor’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Investors and such Investor) to the extent provided herein. All Investors proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2.1, if the underwriter advises the Initiating Investors in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Investors shall so advise all Investors of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Investors thereof, including the Initiating Investors, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Investor; provided, however, that the number of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(c) Notwithstanding the foregoing, if the Company shall furnish to the Initiating Investors a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed or become effective at such time, the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Initiating Investors; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

(d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.1:

(i) If the Company delivers in good faith a written notice to the Initiating Investors within 10 days after receipt of the registration request from the Initiating Investors that the Company intends to file a registration statement for a public offering, then during the period commencing with the date of the giving of such notice, and ending 90 days thereafter;

(ii) During the period ending 180 days after the effective date of any registration statement pertaining to a public offering of the Company’s Common Stock; or

(iii) After the Company has effected two registrations pursuant to this Section 2.1 and such registrations have been declared effective.

(e) The Company shall provide notice to the Investors in the event that it intends to permit securities that are not Registrable Securities to be included in any registration statement filed pursuant to this Section 2.1. If, in respect of any underwritten offering pursuant to this Section 2.1, the underwriter advises the Investors that marketing factors require a limitation of the amount of securities to be underwritten, the number of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(f) The Investors holding a majority of Registrable Securities may, at any time prior to the effective date of any registration statement, revoke such request by providing a written notice to the Company revoking such request. Any request made pursuant to this Section 2.1 so withdrawn shall not be counted for purposes of determining the number of requests for registration to which the holders of Registrable Securities are entitled pursuant to this Section 2, so long as the revoking Investors pay the Company’s reasonable expenses in connection with the preparation of such abandoned registration.

2.2 Company Registration.

(a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for securityholders other than the Investors) any of its equity securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration statement on Form S-4 or S-8 or any successor forms thereto, any registration statement filed in connection with an exchange offer of securities solely to the Company’s existing security holders, or any registration statement filed in connection with a Qualified IPO (as to which Section 2.2(b) hereof shall govern)), the Company shall, at such time, promptly give each Investor written notice of such registration. Upon the written request of each Investor given within 20 days after mailing of such notice by the Company in accordance with Section 6.7 hereof, the Company shall, subject to the provisions of Section 2.7, use its commercially reasonable efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Investor has requested to be registered.

(b) If (but without any obligation to do so) the Company proposes to register its Common Stock under the Securities Act in order to effect a Qualified IPO, the Company shall, at least 30 days prior to the filing of any registration statement related to such Qualified IPO, give each Investor written notice of such registration. Upon the written request of any Investor given within 15 days after mailing of such notice by the Company in accordance with Section 6.7 hereof, the Company shall include in the Qualified IPO all of the Common Stock into which the Preferred Stock of such Investor indicated in such Investor’s written request is convertible at the occurrence of the Qualified IPO, on the same terms, including underwriting arrangements, as shares of Common Stock sold by the Company in the Qualified IPO are so included. The foregoing shall not limit the Company’s ability to abandon any proposed Qualified IPO at any time prior to the consummation thereof.

2.3 Form S-3 Registration.

(a) If, at any time after the expiration of six months following the initial public offering of the Company’s Common Stock, the Company shall receive a written request from any Investor or Investors that the Company file a registration on Form S-3 for a public offering of Registrable Securities, the Company will:

(i) promptly give written notice of the proposed registration to all other Investors; and

(ii) as soon as practicable, use its commercially reasonable efforts to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Investors’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Investor or Investors joining such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.3: (A) if Form S-3 is not available for such offering by the Investors; (B) if the Investors, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (before deduction of any underwriters’ discounts or commissions) of less than $3,000,000; (C) if the Company shall furnish to the Investors a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days after receipt of the request of the Investor or Investors under this Section 2.3; provided, however, that the Company shall not utilize this right more than once in any twelve month period; (D) at any time that the Company has effected two registrations pursuant to this Section 2.3 in the preceding twelve month period and such registrations have been declared effective; or (E) if the Company delivers in good faith a written notice to the Investors requesting registration pursuant to this Section 2.3 within 10 days after receipt of such request that the Company intends to file a registration statement for a public offering, during the period commencing with the date of giving such notice and ending 90 days thereafter.

(b) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request of the Investors. Registrations effected pursuant to this Section 2.3 shall not be counted as demands for registration or registrations effected pursuant to Section 2.1.

(c) The Company shall provide notice to the Investors in the event that it intends to permit securities that are not Registrable Securities to be included in any registration statement filed pursuant to this Section 2.3. If, in respect of any underwritten offering pursuant to this Section 2.3, the underwriter advises the Investors that marketing factors require a limitation of the amount of securities to be underwritten, the number of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(d) The Investors holding a majority of Registrable Securities may, at any time prior to the effective date of any registration statement, revoke such request by providing a written notice to the Company revoking such request, so long as the revoking Investors pay the Company’s reasonable expenses in connection with the preparation of such abandoned registration.

2.4 Obligations of the Company.

Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities on the appropriate form for the registration and sale, in accordance with the intended method or methods of distribution of such Registrable Securities;

(b) use its commercially reasonable efforts to cause such registration statement to become effective and keep such registration statement continuously effective and usable for the resale of the Registrable Securities covered thereby (i) in the case of a Registration that is not a shelf registration as defined by Rule 415 of the Securities Act (a “Shelf Registration”), for a period of 120 days from the date on which the SEC declares such Registration Statement effective and (ii) in the case of a Shelf Registration, for a period of two years from the date on which the SEC declares such Registration Statement effective, or in either case, if sooner, until all of the Registrable Shares covered by such Registration Statement have been sold pursuant to such Registration Statement.

(c) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(d) furnish without charge to each Investor, at least three business days prior to the pertinent sale or sales by such Investor, such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them and included in such registration;

(e) register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Investors; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(f) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering, provided that each Investor participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(g) as promptly as practicable notify each Investor holding Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon learning of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of the Investors, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances then existing;

(h) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed, or on the Nasdaq Stock Market system if similar securities issued by the Company are then listed on the Nasdaq Stock Market system, and if such similar securities are designated as Nasdaq “national market system securities” within the meaning of Rule 11Aa2-1 of the SEC, to cause the Registered Securities to be so designated;

(i) make available for inspection by the Investors, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by the Investors or such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information in each case as may reasonably be requested by the Investors or such underwriter, attorney, accountant or agent in connection with such registration statement, subject to such reasonable confidentiality requirements as may be requested the Company;

(j) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(k) otherwise comply with all applicable rules and regulations of the SEC applicable to the Company, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(l) permit an Investor, if such Investor reasonably believes it might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement;

(m) in the event of the issuance of any order suspending the effectiveness of any registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any equity securities included in such registration statement for sale in any jurisdiction, the Company shall use commercially reasonable efforts to promptly obtain the lifting or withdrawal of any such order;

(n) make available its senior management to participate in any “road shows” scheduled in connection with the offering of any Registrable Securities pursuant to such registration, with all reasonable out-of-pocket costs and expenses incurred by the Company in connection with such attendance and participation to be paid by the Company;

(o) if such offering is an underwritten offering, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other appropriate and reasonable actions requested by the participating Investors (including those reasonably requested by the managing underwriters) in order to expedite or facilitate the disposition of such Registrable Securities; and

(p) furnish to the underwriters, if such securities are being sold through underwriters, at the request of such underwriters, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a comfort letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed solely to the underwriters, which letter specifies the parties entitled to rely thereon.

2.5 Furnishing Information.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.1, 2.2 or 2.3 that the selling Investors shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of distribution of such securities and such other information as shall be reasonably required to effect the registration of their Registrable Securities.

2.6 Expenses of Registration.

(a) Demand Registration. All expenses other than underwriting discounts and commissions with respect to the Registrable Securities incurred in connection with registrations, filings or qualifications pursuant to Section 2.1, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and out-of-pocket disbursements of one counsel for the selling Investors selected by them (such counsel’s fees not to exceed $50,000) for each such registered offering initiated pursuant to Section 2.1, shall be borne by the Company.

(b) Company Registration. All expenses other than underwriting discounts and commissions with respect to the Registrable Securities incurred in connection with registrations, filings or qualifications pursuant to Section 2.2, including (without limitation) all registration, filing, and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and out-of-pocket disbursements of one counsel for the selling Investors selected by them (such counsel’s fees not to exceed $50,000) for each such registered offering in which the selling Investors participate pursuant to Section 2.2(a) or 2.2(b), shall be borne by the Company.

(c) Registration on Form S-3. All expenses other than underwriting discounts and commissions with respect to the Registrable Securities incurred in connection with two registrations, filings or qualifications pursuant to Section 2.3, including (without limitation) all registration, filing, and qualification fees, printers’ and accounting fees, the reasonable fees and disbursements of counsel for the Company and the reasonable fees and out-of-pocket disbursements of one counsel for the selling Investors selected by them (such counsel’s fees not to exceed $50,000) for each such registered offering initiated pursuant to Section 2.3, shall be borne by the Company. All such expenses incurred with respect to the third and any subsequent registration pursuant to Section 2.3 shall be borne by the selling Investors.

2.7 Underwriting Requirements.

(a) In connection with any offering involving an underwriting of shares of the Company’s capital stock (other than a Qualified IPO), the Company shall not be required under Section 2.2(a) to include any of the Investors’ Registrable Securities in such underwriting unless they accept the terms of the underwriting (which terms shall be reasonable and customary as to the selling stockholders in such offering) as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering (other than a Qualified IPO) exceeds the amount of securities sold by parties other than the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders); provided, however, that the number of Registrable Securities to be included in any such underwriting shall not be reduced unless all securities that are not (i) Registrable Securities, (ii) owned by holders who exercised a right to request the registration in which the Investors are joining or (iii) offered by the Company are first entirely excluded from the underwriting. Notwithstanding the foregoing, in no event shall the amount of Registrable Securities held by all Investors included in the offering be reduced below 25% of the total number of securities included in such offering unless such offering is the Company’s initial public offering and such offering is not a Qualified IPO.

(b) In connection with a Qualified IPO, the Company shall not be required under Section 2.2(b) to include any of the Investors’ Common Stock in such underwriting unless they accept the terms of the underwriting (which terms shall be customary and reasonable as to the selling stockholders in the Qualified IPO) as agreed upon between the Company and the underwriters selected by it.

2.8 Indemnification.

(a) The Company will indemnify each Investor, each of its officers, directors and partners, members, stockholders, employees, agents (including such Investor’s legal counsel and independent accountants), and each person controlling such Investor within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof, including any of the foregoing incurred in settlement of any litigation, arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (ii) any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance and will reimburse each such Investor, each of its officers, directors and partners, members, stockholders, employees, agents and such Investor’s legal counsel and independent accountants, and each person controlling such Investor, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided that the Company will not be liable (a) to such Investor in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Investor and stated to be specifically for use therein, (b) to such Investor in respect of a sale of Registrable Securities by such Investor pursuant to a Shelf Registration, to the extent such claim, loss, damage, liability or expense arises out of or is based on the failure of such Investor to effectively cause the prospectus delivery requirement of the Securities Act to be satisfied, provided that the Company has complied with its obligations under Section 2.4(d) of this Agreement, or (c) to such underwriter in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such underwriter and stated to be specifically for use therein.

(b) Each Investor will, severally and not jointly, if Registrable Securities held by such Investor are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, stockholders, employees and agents (including its legal counsel and independent accountants), each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Investor, each of its officers and directors and each person controlling such Investor within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, arising out of or based on the following (a “Violation”): (1) any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Investor and stated to be specifically for use therein, or (2) solely in respect of Registrable Securities sold by an Investor pursuant to a Shelf Registration, any failure by such Investor to effectively cause the prospectus delivery requirement of the Securities Act to be satisfied, provided that the Company has complied with its obligations under Section 2.4(d) of this Agreement. In the event of a Violation, such Investor will reimburse the Company, such Investors, such directors, officers, stockholders, employees and agents (including its legal counsel and independent accountants), underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action for which such Investor is obligated to provide indemnification pursuant to the foregoing; provided, however, that the obligations of such Investor under this Section 2.8(b) shall be limited to an amount equal to the net proceeds (after expenses, discounts and commissions) received by such Investor holding Registrable Securities sold in the registered offering in which such Violation arose.

(c) Each party entitled to indemnification under this Section 2.8 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party’s ability to defend against such claim or litigation is materially adversely affected as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d) If the indemnification provided for in paragraphs (a) and (b) of this Section 2.8 is unavailable or insufficient to hold harmless an Indemnified Party under such paragraphs in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each Indemnifying Party shall in lieu of indemnifying such Indemnified Party contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any notice under paragraph (c) of this Section 2.8. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Indemnifying Party, on the one hand, or the Indemnified Party, on the other hand, and to the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Investors holding Registrable Securities participating in the relevant offering agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation (even if all of the Investors holding Registrable Securities participating in the relevant offering were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, an Investor selling Registrable Securities shall not be required to contribute any amount in excess of the net proceeds (after expenses, discounts and commissions) received by such Investor selling Registrable Securities sold as contemplated herein. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f)

of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

(e) The indemnification of underwriters provided for in this Section 2.8 shall be on such other terms and conditions as are at the time customary and reasonably required by such underwriters. In that event the indemnification of the Investors holding Registrable Securities in such underwriting shall at the sellers’ request be modified to conform to such terms and conditions.

2.9 Reports Under Securities Laws.

With a view to making available to the Investors the benefits of Rule 144 promulgated by the SEC under the Securities Act and any other rule or regulation of the SEC that may at any time permit an Investor to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the date of this Agreement until all Registrable Securities have been sold under an effective registration statement hereunder or until the obligations under this Section 2 have terminated in full as to all Investors holding Registrable Securities under Section 2.10;

(b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Investors to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its Common Stock to the general public is declared effective;

(c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d) furnish to any Investor, as long as the Investor owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act (at any when the Company is subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Investor of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

2.10 Limitation on Registration Obligations. Notwithstanding any other provision of this Section 2 to the contrary, the Company shall have no obligation to include any Registrable Securities in a registration statement filed by the Company under the Securities Act if the Investor holding such Registrable Securities as to which such registration has been so requested may sell all such Registrable Securities in any three (3)-month period without registration in reliance upon, and in compliance with, Rule 144 under the Securities Act.

2.11 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Investors holding at least 66 2/3% of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company other than a Permitted Holder that would grant such holder “piggyback” registration rights that would reduce the number of Registrable Securities includable by the Investors in a Company registration pursuant to Section 2.2(a) hereof.

2.12 Market-Standoff Agreement.

(a) Market-Standoff Period; Agreement. In connection with any underwritten offering of the Company’s equity securities, each Investor agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of its Registrable Securities or securities convertible into Common Stock (other than those included in the registration or transfers to affiliates under common control) without the prior written consent of the managing underwriter for such offering for such period of time (not to exceed 180 days with respect to a Qualified IPO and not to exceed 90 days with respect to any secondary underwritten equity offering) from the effective date of such registration and to execute an agreement reflecting the foregoing if requested by the underwriters at such time.

(b) Limitations. The foregoing restrictions of Section 2.12(a) shall only be applicable to Investors (i) if all officers and directors of the Company and beneficial owners of more than 5% of the Company’s outstanding Common Stock (prior to the offering and without giving effect to the conversion of the Preferred Stock) enter into similar agreements, (ii) if the underwriters for such offering do not release any officer or director of the Company from the provisions of such agreements unless all persons are released, (iii) if, at the time the registration statement for such underwritten offering is filed, the Investors collectively beneficially own greater than 5% of the Company’s Common Stock then outstanding, and (iv) only for a period not to exceed the period applicable to all such officers, directors and 5% stockholders. The obligations described in Section 2.12(a) shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act.

(c) Stop-Transfer Instructions. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Investor (and the securities of every other person subject to the restrictions in Section 2.12(a)).

SECTION 3

GOVERNANCE

3.1 Board Representation.

(a) For so long as the Aggregate Liquidation Preference of the outstanding Preferred Stock is at least $12,500,000, the Management Shareholders, the Investors and the Company shall take all Necessary Action to cause the Board to have at least one director who shall be designated by the Required Investors.

(b) If 2006 EBITDA is equal to or less than US $[        ] million, the Management Shareholders, the Investors and the Company shall take all Necessary Action to cause at least 40% of the members of the Board to be designees of the Required Investors until the earlier of such time as (i) the Aggregate Liquidation Preference of the outstanding Preferred Stock is less than $12,500,000 and (ii) the Company delivers written notice (which notice shall attach the relevant audited consolidated financial statements) to the Investors that EBITDA for any fiscal year subsequent to the fiscal year ended December 29, 2006 is greater than US $[        ] million.

3.2 Observer Rights. For so long as the Aggregate Liquidation Preference of the outstanding Preferred Stock is at least $12,500,000, the Required Investors shall have the right to designate one observer to attend meetings of the Board (and the committees thereof) and to receive all information provided to members of the Board as if such observer were an acting member of the Board.

3.3 Expenses. The Company shall reimburse any director designated pursuant to Section 3.1 hereof and any observer appointed pursuant to Section 3.2 hereof for all reasonable and documented out-of-pocket expenses incurred in connection with such director or observer’s attendance at and participation in meetings of the Board, including without limitation, travel, lodging and meal expenses.

3.4 Affiliate Transactions.

(a) For so long as the Aggregate Liquidation Preference of the outstanding Preferred Stock is at least $5,000,000, the Company and its consolidated Subsidiaries shall not, without the approval or written consent of the member of the Board appointed by the Required Investors pursuant to Section 3.1(a) (or, if no such member has been appointed, the Required Investors), directly or indirectly, enter into any transaction or series of related transactions with or for the benefit of any of their respective Affiliates other than with, between or among the Company and any consolidated Subsidiaries, except on an arm’s-length basis and if (i) (x) in the case of any such transaction in which the aggregate remuneration, rental value or other consideration (including the value of a loan), together with the aggregate remuneration, rental value or other consideration (including the value of a loan) of all such other transactions consummated in the year during which such transaction is proposed to be consummated, exceeds $2,000,000, the Company delivers board resolutions to the Investors evidencing that the Board and the Independent Directors that are disinterested each have (by a majority vote) determined in good faith that such transaction is in the best interests of the Company and that the aggregate remuneration, rental value or other consideration (including the value of any loan) inuring to the benefit of such Affiliate from any such transaction is not greater than that which would be charged to or extended by the Company or its Subsidiaries, as the case may be, on an arm’s- length basis for similar properties, assets, rights, goods or services by or to a Person not affiliated with the Company or its Subsidiaries, as the case may be, and (y) in the case of any such transaction in which the aggregate remuneration, rental value or other consideration (including the value of any loan), together with the aggregate remuneration, rental value or other consideration (including the value of any loan) of all such other transactions consummated in the year during which such transactions are proposed to be consummated, exceeds $10,000,000, in addition to the requirements set forth in clause (i)(x) above, the Company delivers to the

Investors an opinion evidencing that a nationally recognized investment banking firm, unaffiliated with the Company and the Affiliate that is party to such transaction, has determined that the aggregate remuneration, rental value or other consideration (including the value of a loan) inuring to the benefit of such Affiliate from any such transaction is not greater than that which would be charged to or extended by the Company or its Subsidiaries, as the case may be, on an arm’s-length basis for similar properties, assets, rights, goods or services by or to a Person not affiliated with the Company or its Subsidiaries, as the case may be, and (ii) all such transactions referred to in clauses (i)(x) and (y) of this Section 3.4(a) are entered into in good faith. Any transaction required to be approved by Independent Directors pursuant to the preceding paragraph must be approved by at least one such Independent Director.

(b) The provisions of the preceding paragraph do not prohibit (i) any Restricted Payment that would be permitted under Section 2 of Exhibit C hereto, except any such Restricted Payments that would not be permitted under Section 2 of Exhibit C hereto if subclause (3)(iii) of the first paragraph thereof were deleted, (ii) any Permitted Investment (other than as contained in clause (vi) of such definition), (iii) except as set forth herein or in the Certificate of Designations for the Preferred Stock, any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board, (iv) loans or advances to employees in the ordinary course of business consistent with past practices, not to exceed $1,000,000 aggregate principal amount outstanding at any time, and (v) except as set forth herein or in the Certificate of Designations for the Preferred Stock, the payment of fees and compensation to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any of its Subsidiaries, as determined by the Board in good faith and as paid or provided pursuant to agreements or arrangements entered into in the ordinary course of business.

(c) Notwithstanding the foregoing Sections 3.4(a) and (b), for so long as the Aggregate Liquidation Preference of the outstanding Preferred Stock is at least $10,000,000, the approval or written consent of such member (or, if no such member has been appointed, the Required Investors) shall be required for any amendment to the Kennedy Employment Agreement.

3.5 Transactions Requiring Required Investors’ Approval. For so long as the Aggregate Liquidation Preference of the outstanding Preferred Stock is at least $5,000,000, without the approval or written consent of the Required Investors, the Company shall not, and shall cause each of its Subsidiaries not to:

(a) file any registration statement related to, or consummate, an initial public offering of the Company other than a Qualified IPO;

(b) hire any officer or enter into new, or modify any existing, employment agreements of the Company with any officer unless, in either case, such officer (i) does not own ten percent or more of any class of the Company’s capital stock at the time such officer is hired or enters into or modifies such employment agreement, as applicable, and (ii) will not, pursuant to the terms of any such employment agreement or modification thereto, be entitled or become entitled to own ten percent or more of any class of the Company’s capital stock (calculated based on the Company’s capital stock outstanding as of the date of such agreement or modification);

(c) sell or otherwise dispose of all or substantially all of the assets of the Company, unless the holders of the Preferred Stock would receive the full amount to which they are entitled upon liquidation of the Company under the Certificate of Designation for the Preferred Stock in cash or cash equivalents; or

(d) merge or consolidate with any entity (unless immediately after consummation of such a transaction, the stockholders of the Corporation immediately prior to the consummation of such transaction shall hold at least 50% of the outstanding capital stock of the entity surviving such merger or consolidation), unless the holders of the Preferred Stock would receive the full amount to which they are entitled upon liquidation of the Company under the Certificate of Designation for the Preferred Stock in cash or cash equivalents.

3.6 Representation and Agreement of the Management Shareholders.

(a) Each Management Shareholder hereby represents and warrants that, as of the date hereof, no family member or Affiliate of such Management Shareholder (other than the Company or another Management Shareholder) legally or beneficially owns any Voting Common Stock.

(b) Each Management Shareholder hereby agrees that it shall not Transfer any Voting Common Stock to any family member or Affiliate of such Management Shareholder unless such Transfer is conditioned upon such transferee becoming, and such transferee becomes, bound by the terms hereof as a Management Shareholder.

SECTION 4

INFORMATION RIGHTS

At all times that the Company (a) is required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act or otherwise files such reports, or (b) is contractually obligated to file with the SEC the annual reports, quarterly reports and other documents that the Company would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) if the Company were so subject, the Company shall transmit by mail to each Investor, at such Investor’s address set forth in, or notified to the Company in accordance with, Section 6.7 hereof, without cost to such Investor, copies of each annual report, quarterly report and other document that the Company is, or would be, required to file with the SEC, within 15 days of the date by which such report or document is, or would be, required to be filed with the SEC.

SECTION 5

PREEMPTIVE RIGHTS; TRANSFERS OF STOCK

5.1 Preemptive Rights.

(a) Subject to Section 5.1(b), if the Company proposes to issue additional Common Stock of the Company, or of securities convertible into or exchangeable for or otherwise valued by reference to such Common Stock or carrying rights (including voting rights) equivalent to any class or series of Common Stock (such securities, the “Offered Shares”), the Company shall deliver to each Investor a written notice (the “Preemptive Rights Notice”) of such proposed issuance at least 20 days prior to the date of the proposed issuance, which notice shall include (i) the proposed issuance date, (ii) the material terms and conditions of the securities proposed to be issued, (iii) the issue price per security and (iv) the material terms and conditions of the issuance. Subject to Section 5.1(b), each Investor shall have the option, exercisable within 10 days following delivery of the Preemptive Rights Notice by delivery of written notice to the Company, to subscribe for not more than such Investor’s Percentage Interest of the securities to be issued at the price per security set forth in the Preemptive Rights Notice and on terms no less beneficial to the purchaser than those set forth in the Preemptive Rights Notice. In the event that any Investor does not elect to acquire its aggregate Percentage Interest of such securities, the Company shall deliver a second notice, not more than 15 days following the delivery of the Preemptive Rights Notice, to each of the Investors that elected to acquire its full Percentage Interest of securities (the “Participating Investors”), indicating the number of securities for which the other Investors did not subscribe. The Participating Investors may, by notice in writing to the Company on or prior to the 20th day following the delivery of the Preemptive Rights Notice, elect to acquire any or all of the remaining securities at the price per security set forth in the Preemptive Rights Notice and on terms no less beneficial to the purchaser than those set forth in the Preemptive Rights Notice, which securities shall be allocated among the Participating Investors based on their relative Percentage Interests.

(b) Section 5.1(a) shall not apply to (i) the issuance or grant of Common Stock of the Company, or of securities convertible into or exchangeable for or otherwise valued by reference to such Common Stock or carrying rights equivalent to any such securities to officers, directors or employees of the Company or any subsidiary thereof pursuant to any management equity rights plan or other equity-based employee benefits plan or arrangement that has been duly authorized by the Board; (ii) the issuance or sale of equity securities of the Company, or of securities convertible into or exchangeable for such securities or carrying rights equivalent to any such securities, in connection with an acquisition of a Person (other than an Affiliate of the Company) that has been duly authorized by the Board; (iii) the issuance of Common Stock in connection with the conversion or exercise of preferred stock, options, warrants or similar securities that have been issued in accordance with this Section 5.1 or that are outstanding as of October 27, 2005; and (iv) the issuance of Common Stock in connection with the Qualified IPO.

5.2 Tag-Along Rights. In the event that the Controlling Shareholder proposes to sell all or a portion of any class or classes of its capital stock of the Company, and such Transfer, together with all prior Transfers by the Controlling Shareholder, would cause the Controlling Shareholder to have Transferred shares of the Company such that the Controlling Shareholder no longer holds a majority in interest of the voting power of or economic interest in the Company as of the date of the proposed Transfer, the Controlling Shareholder shall deliver written notice (the

“Tag-Along Notice”) to each Investor at least ten (10) business days prior to such proposed Transfer, which notice shall set forth the proposed material terms and conditions of such Transfer (including price per share of capital stock). Each Investor shall have the right to elect, by delivery of written notice to the Controlling Shareholder within five (5) business days from delivery of the Tag-Along Notice, to sell to the proposed transferee a number of shares of each class of capital stock of the Company, not to exceed (a) the number of shares of such class of capital stock held by such Investor (or to be held by such Investor upon the exercise of Warrants held by such Investor prior to such Transfer), multiplied by (b) a fraction, the numerator of which is aggregate number of the Controlling Shareholder’s shares of such class of capital stock proposed to be Transferred, and the denominator of which is the aggregate number of shares of such class of capital stock held by the Controlling Shareholder, on substantially the same terms and conditions (including price per share) as the Controlling Shareholder. In the event that the transferee does not wish to acquire all of the shares of capital stock offered by the Investors, the number of shares of capital stock to be purchased by such transferee shall be allocated pro rata among the Controlling Shareholder and the Investors on a class-by-class basis in accordance with the number of shares of capital stock that the Controlling Shareholders and each such Investor elected to Transfer to the transferee. If any Investor has not delivered written notice of its intent to participate in the Transfer by the end of the tenth (10th) business day following delivery of the Tag-Along Notice, such Investor shall be deemed to have consented to the Transfer.

5.3 Drag-Along Rights. In the event that the Controlling Shareholder proposes to sell all of its shares of capital stock of the Company or a portion of its shares of capital stock of the Company representing Control of the Company, the Controlling Shareholder shall have the right to require, by written notice to all Investors not less than ten (10) Business Days prior to such proposed sale, each Investor to sell a number of shares of each class of capital stock proposed to be sold by the Controlling Shareholder equal to (a) the number of shares of such class of capital stock held by such Investor, multiplied by (b) a fraction, the numerator of which is the aggregate number of the Controlling Shareholder’s shares of such class of capital stock proposed to be Transferred, and the denominator of which is the aggregate number of shares of such class of capital stock held by the Controlling Shareholder, on substantially the same terms and conditions (including price per share) as the Controlling Shareholder; provided, however, that (i) none of the Investors shall be required to agree to any non-compete provisions in connection with any such Transfer, (ii) none of the Investors shall be required to accept as consideration for any such Transfer interests in any entity that is disregarded for U.S. federal income tax purposes (including, without limitation, a partnership or limited liability company that is treated as a partnership for U.S. federal tax purposes) or securities or other interests that such Investor is prohibited from purchasing by applicable law or its constitutive documents, (iii) the allocation of all indemnification and similar obligations in connection with any such Transfer shall be allocated among the Investors based on each Investor’s individual percentage of the aggregate shares of capital stock of the Company sold in connection with such Transfer and, for each Investor, shall be limited to the lower of (x) any cap or other limit on such obligations negotiated by the Controlling Shareholder, multiplied by such Investor’s individual percentage of the aggregate shares of capital stock sold in connection with such Transfer and (y) the amount of proceeds received by such Investor in connection with such Transfer and (iv) the representations and warranties made by the Investors in connection with any such Transfer shall be limited to those regarding ownership of the shares being Transferred, authorization, good standing, no conflict with constituent documents and use of brokers.

SECTION 6

MISCELLANEOUS

6.1 Waiver by Investors. The rights and obligations contained in this Agreement are in addition to the relevant provisions of the Certificate and bylaws of the Company in force from time to time and shall be construed to comply with such provisions. To the extent that this Agreement is determined to be in contravention of the Certificate and bylaws of the Company, this Agreement shall constitute a waiver by each Investor and each Management Shareholder, to the fullest extent permissible under applicable laws, of any right such Investor or such Management Shareholder may have pursuant to the Certificate and bylaws of the Company that is inconsistent with this Agreement.

6.2 Assignment; Benefit. Prior to consummating any transfer of any Investor Shares to any Person (other than in connection with a registered sale pursuant to Section 2 hereof or, after the Company’s initial public offering, pursuant to a sale under Rule 144 of the Securities Act), the transferring Investor shall cause each prospective transferee thereof to execute and deliver to the Company a Joinder Agreement, the form of which is attached to this Agreement as Exhibit B. Any assignment of rights or obligations in violation of this Section 6.2 shall be null and void. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns, and there shall be no third-party beneficiaries to this Agreement other than the indemnitees under Section 2.8 hereof.

6.3 Termination. Sections 3.6, 4 and 5 of this Agreement shall terminate automatically (without any action by any party hereto) upon the occurrence of a Qualified IPO. This Agreement shall terminate as to any Investor at such time as such Investor ceases to own any Investor Securities. Notwithstanding anything to the contrary contained herein, Sections 6.2, 6.4, 6.6, 6.7, 6.8, 6.9, 6.10, 6.11 and 6.12 shall survive the termination of this agreement.

6.4 Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable such provision shall be construed by limiting it so as to be valid, legal and enforceable to the maximum extent provided by law and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.5 Entire Agreement; Amendment. This Agreement sets forth the entire understanding and agreement between the parties with respect to the transactions contemplated herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case written or oral, of any kind and every nature with respect hereto. No provision of this Agreement may be amended, modified or waived in whole or in part at any time without an agreement in writing executed by the Company, the Management Shareholders and the Required Investors. No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is expressly made in writing and executed and delivered by the party against whom such waiver is claimed. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

6.6 No Inconsistent Agreements. The Company has not entered, and shall not enter, into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Investors or holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Investors hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s other issued and outstanding securities under any such agreements.

6.7 Counterparts. This Agreement may be executed in any number of separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

6.8 Notices. Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given, made or delivered (and shall be deemed to have been duly given, made or delivered upon receipt) by personal hand-delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery, addressed to the Investors at the following addresses (or at such other addresses for Investors as shall be specified by like notice):

if to an Investor, to the address set forth below such Investor’s name on the signature pages hereof, with a copy to:

Milbank, Tweed, Hadley & McCloy LLP

Five Palo Alto Square, 3000 El Camino Real

Palo Alto, California 94306

Attention: Melainie Mansfield

Fax: (650) 739-7100

if to the Company, to:

Radnor Holdings Corporation

Radnor Financial Center, Suite 300, 150 Radnor Chester Road

Radnor, Pennsylvania 19087

Attention: Michael T. Kennedy

Fax: (610) 995-2697

with a copy to:

Duane Morris LLP

30 South 17th Street

Philadelphia, Pennsylvania 19103

Attention: Thomas G. Spencer

Fax: (215) 979-1020

if to a Management Shareholder, to the address set forth below such Management Shareholder’s name on the signature pages hereof.

6.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

6.10 Jurisdiction. Submission to Jurisdiction; Waivers. Each party hereto irrevocably agrees that any proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect thereof brought by the other party hereto or its successors or assigns, may be brought and determined in the Supreme Court of the State of New York in New York County or in the United States District Court for the Southern District of New York, and each party hereto hereby irrevocably submits with regard to any such Proceeding for itself and in respect to its properties, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts, provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 6.10 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of New York other than for such purpose.

6.11 Waiver of Jury Trial. To the extent not prohibited by applicable law that cannot be waived, each party hereto waives, and covenants that such party will not assert (whether as plaintiff, defendant or otherwise), any right to trial by jury in any forum in respect of any issue, claim or proceeding arising out of this agreement or the subject matter hereof or in any way connected with the dealings of any party hereto in connection with any of the above, in each case whether now existing or hereafter arising and whether in contract, tort or otherwise. Any party hereto may file an original counterpart or a copy of this Section 6.11 with any court as written evidence of the consent of the parties hereto the waiver of their rights to trial by jury.

6.12 Specific Performance. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them by Sections 3.1, 3.2, 3.4, 3.5 and Section 5 of this Agreement and that, in the event of any such failure, an aggrieved party will be irreparably damaged and will not have an adequate remedy at law. Any such party shall, therefore, be entitled (in addition to any other remedy to which such party may be entitled at law or in equity) to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Investor Rights Agreement to be executed as of the date first written above.

THE COMPANY:

RADNOR HOLDINGS CORPORATION

By:	/s/ Michael T. Kennedy
Michael T. Kennedy President and Chief Executive Officer

[Signature Page to Investor Rights Agreement]

THE MANAGEMENT SHAREHOLDERS:

By:	/s/ Michael T. Kennedy
Michael T. Kennedy

Address for Notices:
c/o Radnor Holdings Corporation Radnor Financial Center, Suite 300, 150 Radnor Chester Road Radnor, Pennsylvania 19087 Fax: (610) 995-2697

By:	/s/ R. Radcliffe Hastings
R. Radcliffe Hastings

Address for Notices:
c/o Radnor Holdings Corporation Radnor Financial Center, Suite 300, 150 Radnor Chester Road Radnor, Pennsylvania 19087 Fax: (610) 995-2697

[Signature Page to Investor Rights Agreement]

THE INVESTORS:

SPECIAL VALUE EXPANSION FUND, LLC

By:	/s/ David Hollander
Name: David Hollander
Title: Authorized Signatory

Address for Notices: 2951 28th Street Suite 1000 Santa Monica, CA 90405 Attn: General Counsel

SPECIAL VALUE OPPORTUNITIES FUND, LLC

By:	/s/ David Hollander
Name: David Hollander
Title: Authorized Signatory

Address for Notices: 2951 28th Street Suite 1000 Santa Monica, CA 90405 Attn: General Counsel

[Signature Page to Investor Rights Agreement]

EXHIBIT A

Investors

Name and Address	Number of Series A Preferred Shares	Initial Number of Voting Common Warrants	Initial Number of Nonvoting Common Warrants	Number of other Registrable Securities
Special Value Expansion Fund, LLC	371	16	166	0
Special Value Opportunities Fund, LLC	879	37	393	0
Total:	1250	53	559	0

EXHIBIT B

Form of Joinder Agreement

THIS JOINDER AGREEMENT TO INVESTOR RIGHTS AGREEMENT is made as of [                ], 2005 (the “Agreement”), by and among RADNOR HOLDINGS CORPORATION, a Delaware corporation (the “Company”), the Required Investors under the Investor Rights Agreement (as defined below) and [            ], a [                ] organized under the laws of [                ] (the “New Investor”). Capitalized terms not otherwise defined herein have the meanings assigned thereto in the Investor Rights Agreement (as defined below).

WHEREAS, the Company has entered into the attached Investor Rights Agreement (as the same may be amended from time to time, the “Investor Rights Agreement”), dated as of October 27, 2005, with the Management Shareholders party thereto and the Investors party thereto;

WHEREAS, New Investor wishes to acquire certain Investor Securities of the Company; and

WHEREAS, the Company and the Required Investors require that, in connection with and as condition to New Investor’s acquisition of Investor Securities of the Company, New Investor execute and deliver this Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. New Investor and the Company hereby agrees that New Investor shall become and does become a party to the Investor Rights Agreement and assumes the rights and obligations of an Investor with respect to the Investor Securities under the Investor Rights Agreement and all other rights, obligations, and duties granted to or imposed on it as a Investor under the Investor Rights Agreement. New Investor and the Company hereby further agree to perform, observe and discharge promptly and fully all of their covenants, agreements, terms and conditions under the Investor Rights Agreement on and after the date of this Agreement in the same manner and with the same force and effect as if New Investor had originally executed the Investor Rights Agreement.

2. New Investor represents and warrants, as of the date hereof, as follows:

(a) Existence; Authority; Enforceability. New Investor has the power and authority to enter into this Agreement and to carry out its obligations hereunder. New Investor is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the consummation of the transactions contemplated hereby, have been authorized by all necessary action, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby. This Agreement has been duly executed by it and constitutes a legal, valid, binding obligation of New Investor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting the enforcement of creditors’ rights generally, and general equitable principles.

(b) Absence of Conflicts. The execution and delivery by New Investor of this Agreement and the performance of its obligations hereunder does not and will not (a) conflict with, or result in the breach of any provision of the constitutive documents of New Investors; (b) result in any violation, breach, conflict, default or event of default (or an event that with notice, lapse of time or both would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation under the terms of any contract, agreement or permit to which such party is a party or by which New Investor’s assets or operations are bound or affected; or (c) violate any law applicable to New Investor.

(c) Consents. Other than any consents that have already been obtained, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by New Investor in connection with (i) the execution, delivery or performance of this Agreement or (ii) the consummation of any of the transactions contemplated hereby.

3. Each of the parties hereto shall, at any time and from time to time on and after the date hereof, upon request by any other party hereto and without further consideration, take or cause to be taken such actions and execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments, documents, transfers and conveyances as may be required for effectuating the purposes of this Agreement.

4. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

5. This Agreement may not be amended or modified, and no waiver hereof shall be granted, except pursuant to a written agreement or instrument executed by the parties hereto.

6. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

if to the Company, to the address specified in Section 6.8 of the Investor Rights Agreement:

if to New Investor:

[                     ]

[                     ]

[                     ]

7. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO A CONTRACT EXECUTED AND PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF. NEW INVESTOR HEREBY AGREES THAT IT HAS READ AND UNDERSTANDS, IS BOUND BY, AND SHALL COMPLY FULLY WITH THE PROVISIONS OF THE INVESTOR RIGHTS AGREEMENT.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

THE COMPANY:

RADNOR HOLDINGS CORPORATION

By:

NEW INVESTOR:

[ ]

By:

Name:

Title:

Acknowledged and agreed:

REQUIRED INVESTORS:

[ ]

By:

Name:

Title:

[ ]

By:

Name:

Title:

EXHIBIT C

1. Definitions.

For all purposes of this Exhibit C, except as otherwise expressly provided or unless the context otherwise requires:

(a) Capitalized terms used in this Exhibit C shall have the respective meanings given thereto herein. Capitalized terms used but not defined in this Exhibit C shall have the respective meanings given thereto in the Indenture.

(b) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(c) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(d) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(e) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Exhibit C as a whole and not to any particular Article, Section or other subdivision; and

(f) all references to $, US$, dollars or United States dollars shall refer to the lawful currency of the United States of America.

“Acquired Indebtedness” means, with respect to any specified Person, Indebtedness of any other Person (the “Acquired Person”) existing at the time the Acquired Person merges with or into, or becomes a Subsidiary of, such specified Person, including Indebtedness incurred in connection with, or in contemplation of, the Acquired Person merging with or into, or becoming a Subsidiary of, such specified Person.

“Affiliate” means, with respect to any party, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such party including any estate or trust under will of such party. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 5% or more of the voting securities of a Person shall be deemed to be control.

“Amended Credit Agreement” means the Fourth Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of December 26, 2001 between WinCup Holdings, Inc., Radnor Chemical Corporation, StyroChem U.S., Ltd., Radnor Holdings Corporation, Radnor Delaware II, Inc., StyroChem Delaware, Inc., WinCup Texas, Ltd., StyroChem GP, L.L.C., StyroChem LP, L.L.C., WinCup GP, L.L.C., WinCup LP, L.L.C.

(collectively, the “Borrowers”), PNC Bank, National Association and each of the other financial institutions which are and such financial institutions which become a party thereto (collectively, the “Lenders”) and PNC Bank, National Association, as Lead Arranger and Administrative Agent for the Lenders thereunder and Fleet Capital Corporation, as Documentation Agent thereunder, as amended pursuant to the First Amendment to Fourth Amended and Restated Revolving Credit and Security Agreement dated February 4, 2002, the Letter Agreement dated as of March 21, 2002 among the Borrowers, the Agent and the Lenders, the Second Amendment to Fourth Amended and Restated Revolving Credit and Security Agreement dated March 5, 2003, the Third Amendment to Fourth Amended and Restated Revolving Credit, Term Loan and Security Agreement dated August 1, 2003, the Fourth Amendment to Fourth Amended and Restated Revolving Credit, Term Loan and Security Agreement dated September 12, 2003, the Fifth Amendment to Fourth Amended and Restated Revolving Credit, Term Loan and Security Agreement dated October 27, 2003, the Sixth Amendment to Fourth Amended and Restated Revolving Credit, Term Loan and Security Agreement dated November 17, 2003, the Seventh Amendment to Fourth Amended and Restated Revolving Credit, Term Loan and Security Agreement dated March 12, 2004 and the Eighth Amendment to Fourth Amended and Restated Revolving Credit, Term Loan and Security Agreement dated April 27, 2004, initially providing for a revolving credit facility and term loan facility, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such Revolving Credit, Term Loan and Security Agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, lenders or holders, and irrespective of any changes in the terms and conditions thereof and irrespective of whether set forth in one agreement or separate agreements. Without limiting the generality of the foregoing, the term “Amended Credit Agreement” shall include agreements in respect of interest swaps and Hedging Obligations with lenders (or Affiliates thereof) party to the Amended Credit Agreement and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to the Amended Credit Agreement, and all refundings, refinancings and replacements of the Amended Credit Agreement, including any credit agreement:

(1) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby;

(2) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns;

(3) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder; provided, that on the date such Indebtedness is incurred it would not be prohibited by Section 1008 of the Indenture;

(4) adding (other than any assets and property that constitute Collateral) or removing collateral thereunder; or

(5) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of the Indenture.

“Asset Sale” means, with respect to the Company or any Restricted Subsidiary, the sale, lease, conveyance, transfer or other disposition (including, without limitation, by way of merger or consolidation, and whether by operation of law or otherwise) to any Person other than the Company or a Wholly-Owned Restricted Subsidiary of any of the Company’s or such Restricted Subsidiary’s assets (including, without limitation, (x) any sale or other disposition of Equity Interests of any Restricted Subsidiary and (y) any sale or other disposition of any non-cash consideration received by the Company or such Restricted Subsidiary from any prior transaction or series of related transactions that constituted an Asset Sale pursuant to the provisions of Section 4 hereof), whether owned on the Issue Date or subsequently acquired, in one transaction or a series of related transactions; provided, however, that the following shall not constitute Asset Sales: (i) transactions (other than transactions described in clause (y) above) in any calendar year with aggregate cash and/or Fair Market Value of any other consideration received (including, without limitation, the unconditional assumption of Indebtedness) of less than $1,000,000; (ii) a transaction or series of related transactions that results in a Change of Control; (iii) any sale of assets of the Company and the Restricted Subsidiaries or merger permitted under Article Eight of the Indenture; (iv) any sale or other disposition of inventory, property (whether real, personal or mixed) or equipment that has become worn out, obsolete or damaged or otherwise unsuitable or no longer needed for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be, in the good faith determination of the Board of Directors; (v) any sale of inventory to customers in the ordinary and customary course of business; (vi) any sale, lease, conveyance, transfer or other disposition of properties or assets of the Company or any Restricted Subsidiary permitted pursuant to the provisions of Section 2 hereof; and (vii) any Permitted Investment; provided that any Designated Unrestricted Subsidiary Asset Sale shall constitute an Asset Sale; provided, further that any release of Guarantees or Collateral pursuant to the proviso contained in clause (b) of Section 1019 of the Indenture shall constitute an Asset Sale; provided, further that, notwithstanding the foregoing, any sale, lease, conveyance, transfer or other disposition of Collateral by the Company or any Restricted Subsidiary (other than to the Company or a Guarantor (other than a Foreign Subsidiary of the Company) that is party to the Collateral Documents) shall constitute an Asset Sale; provided, further, however, that a transaction involving the sale, lease, conveyance, transfer or other disposition of Collateral described in the foregoing clause (i) of this definition of Asset Sale (but replacing $1,000,000 with $750,000 (with any unused amounts in any calendar year carried forward to the next calendar year or years)) shall be excluded from the foregoing proviso and shall not constitute an Asset Sale so long as (1) the aggregate Fair Market Value of the Collateral subject to such transactions does not exceed $750,000 in any calendar year (with any unused amounts carried forward to the next calendar year or years) and $3,750,000 in the aggregate and (2) the Company delivers to the Trustee and the Collateral Agent, concurrently with such transaction, an Officer’s Certificate stating that the Fair Market Value of the sum of (a) all Collateral subject to such transaction and released from the Lien of the Collateral Documents and (b) all Collateral previously released from the Lien of the Collateral Documents in reliance on this proviso, is not greater than the Fair Market Value of all property and assets added by the Company and the Guarantors to the Collateral since the Issue Date.

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

“Borrowing Base” means, as of any date, an amount equal to the sum of (a) 85% of the net book value of the accounts receivable of the Company and the Restricted Subsidiaries which are Domestic Subsidiaries as of such date, and (b) 60% of the net book value of the inventory owned by the Company and the Restricted Subsidiaries which are Domestic Subsidiaries as of such date, all calculated on a consolidated basis and in accordance with GAAP. To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, the Company may utilize the most recent available quarterly or annual financial report for purposes of calculating the Borrowing Base.

“Canadian Credit Agreement” means the Agreement Respecting a Term Loan and Other Credit Facilities dated February 25, 1994 between StyroChem Canada, Ltd., formerly known as StyroChem International, Ltd. and the Bank of Montreal, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such Agreement and/or related documents has been or may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, lenders or holders, and irrespective of any changes in the terms and conditions thereof and irrespective of whether set forth in one agreement or separate agreements. Without limiting the generality of the foregoing, the term “Canadian Credit Agreement” shall include agreements in respect of interest swaps and Hedging Obligations with lenders (or Affiliates thereof) party to the Canadian Credit Agreement and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to the Canadian Credit Agreement, and all refundings, refinancings and replacements of the Canadian Credit Agreement, including any credit agreement:

(1) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby;

(2) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns;

(3) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder; provided, that on the date such Indebtedness is incurred it would not be prohibited by Section 3 hereof;

(4) adding (other than any assets and property that constitute Collateral) or removing collateral thereunder; or

(5) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of the Indenture.

“Capital Expenditure Loans” means the capital expenditure loans entered into by WinCup Holdings, Inc., StyroChem U.S., Ltd., WinCup Texas, Ltd. and Radnor Management, Inc. and listed under the applicable caption on Schedule I to the Indenture, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such Capital Expenditure Loans and/or related documents have been or may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, lenders or holders, and irrespective of any changes in the terms and conditions thereof and irrespective of whether set forth in one agreement or separate agreements. Without limiting the generality of the foregoing, the term “Capital Expenditure Loans” shall include agreements in respect of interest swaps and Hedging Obligations with lenders (or Affiliates thereof) party to any of the Capital Expenditure Loans and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to the any of the Capital Expenditure Loans, and all refundings, refinancings and replacements of any of the Capital Expenditure Loans, including any credit agreement:

(1) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby;

(2) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns;

(3) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder; provided, that on the date such Indebtedness is incurred it would not be prohibited by Section 3 hereof;

(4) adding (other than any assets and property that constitute Collateral) or removing collateral thereunder; or

(5) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of the Indenture.

“Capital Stock” means, with respect to any Person, any common stock, preferred stock and any other capital stock of such Person and shares, interests, participations or other ownership interest (however designated), of any Person and any rights (other than debt securities convertible into, or exchangeable for, capital stock), warrants or options to purchase any of the foregoing, including (without limitation) each class of common stock and preferred stock of such Person if such Person is a corporation and each general and limited partnership interest of such Person if such Person is a partnership.

“Capitalized Lease Obligation” means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

“Cash Equivalents” mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than 90 days from the date of acquisition, (ii) time deposits and certificates of deposit with maturities of not more than 90 days from the date of acquisition, of any commercial banking institution that is a member of the Federal Reserve System having capital and surplus in excess of $500,000,000, whose debt has a rating at the time of any such investment of at least “A-1” or the equivalent thereof by Standard & Poor’s Ratings Group or at least “P-1” or the equivalent thereof by Moody’s Investors Service, Inc., or any bank or financial institution party to the Credit Agreements, (iii) fully secured repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) entered into with any bank or financial institution meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by the parent corporation of any commercial banking institution that is a member of the Federal Reserve System having capital and surplus in excess of $500,000,000 and commercial paper or master notes of issuers, rated at the time of any such investment at least “A-1” or the equivalent thereof by Standard & Poor’s Ratings Group or at least “P-1” or the equivalent thereof by Moody’s Investors Service, Inc., or any bank or financial institution party to the Credit Agreements, and in each case maturing within 270 days after the date of acquisition, (v) any money market deposit accounts issued or offered by a domestic commercial bank having combined capital and surplus of at least $500,000,000, and (vi) any shares in an open-end mutual fund organized by a bank or financial institution having combined capital and surplus of at least $500,000,000 investing solely in investments permitted by the foregoing clauses (i), (ii), (iv) and (v).

“Change of Control” means the occurrence of any of the following events: (i) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) other than Permitted Holders (as defined below), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the voting power of the total outstanding Voting Stock of the Company voting as one class; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) for any reason cease to constitute a majority of such Board of Directors then in office; (iii) the Company consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person other than a wholly-owned Subsidiary (in one transaction or a series of related transactions), or any corporation consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, and as a result of such transaction any “person” or “group,” other than Permitted Holders, is or becomes the “beneficial owner” (as described in clause (i) above) immediately after such transaction, directly or indirectly, of more than 50% of the voting power of the total outstanding Voting Stock of the surviving corporation voting as one class; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction that is permitted by Article Eight hereof.

“Collateral” means the assets (including real properties) of the Company and the Restricted Subsidiaries with respect to which a Lien is granted as collateral security for the Indenture Obligations pursuant to the Collateral Documents.

“Collateral Agent” means the Trustee in its capacity as the “Collateral Agent” under and as defined in the Collateral Documents and any successor thereto in such capacity.

“Collateral Documents” means, collectively, the Security Agreement, the Mortgages and all other security and other agreements, deeds of trust, mortgages, instruments, documents and filings executed in connection with granting, or that otherwise evidence, the Lien of the Trustee in the Collateral on behalf of the Secured Parties (as defined in the Security Agreement), as such agreements may be amended, modified, supplemented or restated from time to time.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means Radnor Holdings Corporation, a corporation incorporated under the laws of Delaware, until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Company” shall mean such successor Person.

“Consolidated Indebtedness” means the Indebtedness of the Company and its consolidated Restricted Subsidiaries determined on a consolidated basis in conformity with GAAP.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, excluding amortization of any deferred financing fees, plus, to the extent not included in such interest expense, (i) interest expense attributable to Capitalized Lease Obligations, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, (vi) interest actually paid by the Company or any such Restricted Subsidiary under any guarantee of Indebtedness or other obligation of any other Person, (vii) net costs associated with Hedging Obligations (including fees and amortization of discounts), (viii) Preferred Stock dividends in respect of all Redeemable Stock of the Company held by Persons other than the Company or a Wholly-Owned Restricted Subsidiary and (ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with loans incurred by such plan or trust to purchase newly issued or treasury shares of the Capital Stock of the Company.

“Consolidated Net Income” means, for any period, and as to any Person, the aggregate Net Income of such Person and its Subsidiaries (other than, in the case of the Company, the Unrestricted Subsidiaries of the Company) for such period determined on a consolidated basis in accordance with GAAP; provided that (i) the Net Income of any Person that is not a Subsidiary of such Person but that is consolidated with such Person or is accounted for by such Person by the equity method of accounting shall be included only to the extent of the amount of cash dividends or cash distributions actually paid to such Person or a wholly-owned Subsidiary of such Person (other than, in the case of the Company, the Unrestricted Subsidiaries of the Company), (ii) the Net Income of any Person acquired by such Person or a Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) the Net Income of any Subsidiary of such Person that is subject to restrictions, direct or indirect, on the payment of dividends or the making of distributions to such

Person shall be excluded to the extent of such restrictions, (iv) the Net Income of (A) any Unrestricted Subsidiary and (B) any Subsidiary less than 80% of whose securities having the right (apart from the right under special circumstances) to vote in the election of directors are owned by the Company or its Wholly-Owned Restricted Subsidiaries shall be included only to the extent of the amount of cash dividends or cash distributions actually paid by such Subsidiary to the Company or a Wholly-Owned Restricted Subsidiary of the Company, and (v) all gains (but not losses) that are extraordinary or are either unusual or nonrecurring (including any gain realized upon the termination of any employee pension benefit plan and any gain from the sale or other disposition of assets other than in the ordinary course of business or from the issuance or sale of any Equity Interests) shall be excluded.

“Controlled Subsidiary” means a Restricted Subsidiary (i) 80% or more of the total Equity Interests or other ownership interests of which (other than directors’ qualifying shares or shares required to be held by foreign nationals, in each case to the extent mandated by applicable law) is at the time owned by the Company (directly or through one or more Controlled Subsidiaries of the Company) and (ii) of which the Company possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting securities, by agreement or otherwise.

“Credit Agreements” means the Amended Credit Agreement, the Canadian Credit Agreement, the European Credit Agreements and the agreements governing the Domestic Mortgages and Capital Expenditure Loans.

“Default” means any event which is, or after notice or passage of any time or both would be, an Event of Default.

“Designated Unrestricted Subsidiary” means any Subsidiary of StyroChem Europe Delaware, Inc.

“Designated Unrestricted Subsidiary Asset Sale” means the sale, lease, conveyance, transfer or other disposition (including, without limitation, by way of merger or consolidation, and whether by operation of law or otherwise) to any Person other than the Company or a Wholly-Owned Restricted Subsidiary of any of a Designated Unrestricted Subsidiary’s assets (including, without limitation, (x) any sale or other disposition of Equity Interests of any Designated Unrestricted Subsidiary and (y) any sale or other disposition of any noncash consideration received by the Company or such Designated Unrestricted Subsidiary from any prior transaction or series of related transactions that constituted an Asset Sale under the Indenture), whether owned on the Issue Date or subsequently acquired, in one transaction or a series of related transactions; provided, however, that the following will not constitute Asset Sales with respect to such Designated Unrestricted Subsidiary: (i) transactions (other than transactions described in clause (y) above) in any calendar year with aggregate cash and/or Fair Market Value of any other consideration received (including, without limitation, the unconditional assumption of Indebtedness) of less than $1.0 million; (ii) a transaction or series of related transactions that results in a Change of Control; (iii) any sale or other disposition of inventory, property (whether real, personal or mixed) or equipment that has become worn out, obsolete or damaged or otherwise unsuitable or no longer needed for use in connection with the business of such Designated Unrestricted Subsidiary, in the good faith determination of the

Board of Directors and (iv) any sale of inventory to customers in the ordinary and customary course of business.

“Domestic Mortgages” means, collectively, (i) the Deed of Trust and the Secured Promissory Note each dated May 8, 2001 by WinCup Holdings, Inc. for the benefit of Transamerica Occidental Life Insurance Company and (ii) the Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement and the Promissory Note, each dated December 24, 2003 by WinCup RE, LLC for the benefit of CIBC Inc., including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such Domestic Mortgages and/or related documents have been or may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, lenders or holders, and irrespective of any changes in the terms and conditions thereof and irrespective of whether set forth in one agreement or separate agreements. Without limiting the generality of the foregoing, the term “Domestic Mortgages” shall include agreements in respect of interest swaps and Hedging Obligations with lenders (or Affiliates thereof) party to either of the Domestic Mortgages and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to either of the Domestic Mortgages, and all refundings, refinancings and replacements of one or both of the Domestic Mortgages, including any credit agreement:

(1) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby;

(2) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns;

(3) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder; provided, that on the date such Indebtedness is incurred it would not be prohibited by Section 3 hereof;

(4) adding (other than any assets and property that constitute Collateral) or removing collateral thereunder; or

(5) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of the Indenture.

“Domestic Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not incorporated or organized in any jurisdiction outside of the United States of America.

“EBITDA” for any period means the Consolidated Net Income of the Company and the Restricted Subsidiaries for such period, plus, without duplication, the following to the extent included in calculating such Consolidated Net Income: (i) Consolidated Interest Expense, (ii) consolidated income tax expense and (iii) consolidated depreciation and amortization expense.

“Equipment” shall have the meaning assigned to such term in the Security Agreement.

“Equity Interests” means shares, interests, participations or other equivalents (however designated) of Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“European Credit Agreements” means, collectively, a Loan Agreement dated March 9, 2001, an Overdraft Facility Agreement dated March 20, 2002 and an Agreement of Finance Facility dated December 17, 2002, in each case, between StyroChem Finland Oy and Nordea Bank Finland Plc, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such Agreements and/or related documents have been or may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, lenders or holders, and irrespective of any changes in the terms and conditions thereof and irrespective of whether set forth in one agreement or separate agreements. Without limiting the generality of the foregoing, the term “European Credit Agreements” shall include agreements in respect of interest swaps and Hedging Obligations with lenders (or Affiliates thereof) party to any of the European Credit Agreements and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any of the European Credit Agreements, and all refundings, refinancings and replacements of any of the European Credit Agreements, including any credit agreement:

(1) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby;

(2) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns;

(3) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder; provided, that on the date such Indebtedness is incurred it would not be prohibited by Section 3 hereof;

(4) adding (other than any assets and property that constitute Collateral) or removing collateral thereunder; or

(5) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of the Indenture.

“Event of Default” has the meaning specified in Article Five of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means senior secured floating rate notes issued pursuant to any Exchange Offer Registration Statement and guaranteed by the Guarantors.

“Exchange Offer” means the offer which may be made by the Company pursuant to the Registration Rights Agreement to exchange the Initial Securities for the Exchange Notes.

“Exchange Offer Registration Statement” means the registration statement filed by the Company and the Guarantors with the Commission with respect to an offer to exchange the Initial Securities and the Guarantees for another series of senior secured floating rate notes of the Company and guarantees by the Guarantors registered under the Securities Act with terms substantially identical to those of the Initial Securities and the Guarantees.

“Existing Indebtedness” means all Indebtedness (other than Indebtedness outstanding pursuant to the Amended Credit Agreement) of the Company or any Restricted Subsidiary existing on the Issue Date and listed on Schedule I of the Indenture.

“Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by a majority of the members of the Board of Directors, and a majority of the disinterested members of such Board of Directors, if any, acting in good faith and shall be evidenced by a duly and properly adopted resolution of the Board of Directors.

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than a Domestic Subsidiary of such Person.

“Foreign Subsidiary Borrowing Base” means, as of any date, an amount equal to the sum of (a) 85% of the net book value of the accounts receivable of the Restricted Subsidiaries that are Foreign Subsidiaries as of such date, and (b) 60% of the net book value of the inventory owned by the Restricted Subsidiaries that are Foreign Subsidiaries as of such date, all calculated on a consolidated basis and in accordance with GAAP. To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, the Company may utilize the most recent available quarterly or annual financial statements of such Subsidiaries for purposes of calculating the Foreign Subsidiary Borrowing Base.

“GAAP” means accounting principles generally accepted in the United States of America as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect from time to time.

“Guarantee” means the guarantee by any Guarantor of the Company’s Indenture Obligations pursuant to a guarantee given in accordance with the Indenture.

“Guarantor” means Radnor Chemical Corporation, a Delaware corporation, Radnor Delaware II, Inc., a Delaware corporation, Radnor Management Delaware, Inc., a Delaware corporation, Radnor Management, Inc., a Delaware corporation, Styrochem Delaware, Inc., a Delaware corporation, Styrochem Europe Delaware, Inc., a Delaware corporation, Styrochem U.S., Ltd., a Texas limited partnership, Styrochem GP, L.L.C., a Delaware limited liability company, Styrochem LP, L.L.C., a Delaware limited liability company, WinCup Europe Delaware, Inc., a Delaware corporation, WinCup GP, L.L.C., a Delaware limited liability company, WinCup LP, L.L.C., a Delaware limited liability company, WinCup Texas, Ltd., a Texas limited partnership, and WinCup Holdings, Inc., a Delaware corporation.

“Hedging Obligations” means the obligations of any Person or entity pursuant to any swap or cap agreement, exchange agreement, collar agreement, option, futures or forward hedging contract or other similar agreement or arrangement designed to protect such Person or entity against fluctuations in interest rates or foreign exchange rates or the price of raw materials and other chemical products used or produced in the Company’s business, as the case may be.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“incur” has the meaning ascribed thereto in Section 3 hereof; provided that (a) with respect to any Indebtedness of any Restricted Subsidiary that is owing to the Company or another Restricted Subsidiary, any disposition, pledge or transfer of such Indebtedness to any Person (other than the Company or a Wholly-Owned Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness and (b) with respect to any Indebtedness of the Company or a Restricted Subsidiary that is owing to another Restricted Subsidiary, any transaction pursuant to which a Wholly-Owned Restricted Subsidiary to which such Indebtedness is owing ceases to be a Wholly-Owned Restricted Subsidiary shall be deemed to be an incurrence of such Indebtedness, and provided, further that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary shall be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary. The term “incurrence” has a corresponding meaning.

“Indebtedness” of any Person means, without duplication, all liabilities with respect to (i) indebtedness for money borrowed or that is evidenced by a bond, debenture, note or other similar instrument or agreement, but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business; (ii) reimbursement obligations, letters of credit and bankers’ acceptances; (iii) indebtedness with respect to Hedging Obligations; (iv) Capitalized Lease Obligations; (v) indebtedness, secured or unsecured, created or arising in connection with the acquisition or improvement of any property or asset or the acquisition of any business; (vi) all indebtedness secured by any Lien upon property owned by such Person and all indebtedness secured in the manner specified in this clause even if such Person has not assumed or become liable for the payment thereof; (vii) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person or otherwise representing the deferred and unpaid balance of the purchase price of any such property, including all indebtedness created or arising in the manner specified in this clause even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property; (viii) guarantees, direct or indirect, of any indebtedness of other Persons referred to in clauses (i) through (vii) above, or of dividends or leases, taxes or other obligations of other Persons, excluding any guarantee arising out of the endorsement of negotiable instruments for collection in the ordinary course of business; (ix) contingent obligations in respect of, or to purchase or otherwise acquire or be responsible or liable for, through the purchase of products or services, irrespective of whether such products are delivered or such services are rendered, or otherwise, any such indebtedness referred to in clauses (i) through (vii) above, (x) any obligation, contingent or otherwise, arising under any surety, performance or maintenance bond; and (xi) Redeemable Stock of the Company valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends; which indebtedness, Capitalized Lease Obligation, guarantee or contingent or other obligation such Person has directly or indirectly created, incurred, assumed, guaranteed or otherwise become liable or responsible for, whether then outstanding or thereafter created in the case of (i) through (x) above, to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on the balance sheet of such Person in accordance with GAAP. For purposes of the foregoing definition, the “maximum fixed repurchase price” of any Redeemable Stock that does not have a fixed repurchase price will be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were purchased on any date on which Indebtedness is required to be determined pursuant to the Indenture. As used herein, Indebtedness with respect to any Hedging Obligation means, with respect to any specified Person on any date, the net amount (if any) that would be payable by such specified Person upon the liquidation, close-out or early termination on such date of such Hedging Obligation. For purposes of the foregoing, any settlement amount payable upon the liquidation, close-out or early termination of a Hedging Obligation will be calculated by the Company in good faith and in a commercially reasonable manner on the basis that such liquidation, close-out or early termination results from an event of default or other similar event with respect to such specified Person. Any reference in this definition to indebtedness will be deemed to include any renewals, extensions and refundings of any such indebtedness or any indebtedness issued in exchange for such indebtedness.

“Indenture” shall mean (i) the Indenture dated April 27, 2004 among the Company, the Guarantors and the Trustee, so long as any of the Securities issued thereunder remain outstanding, (ii) at any time that none of the Securities are outstanding, the agreement governing the New Floaters (as defined in that certain Commitment Letter, dated as of October 25, 2005, by and between the Company and Tennenbaum Capital Partners, LLC) and (iii) at any time that none of the Securities or the New Floaters are outstanding, that certain indenture, dated as of March 11, 2003, by and among the Company, the guarantors party thereto and the trustee party thereto, governing the Company’s 11% Senior Notes due 2010. In the event “Indenture” refers to an agreement set forth in clause (ii) or (iii) of the foregoing sentence, references herein to specific sections of the Indenture shall refer to the sections most closely corresponding in meaning of such agreement.

“Indenture Obligations” means the obligations of the Company and any other obligor under the Indenture, the Securities and the Collateral Documents, including any Guarantor, to pay principal, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the Indenture (including, without limitation, all sums due to the Trustee pursuant to Section 606 of the Indenture), the Securities and the Collateral Documents and the performance of all other obligations to the Trustee and the Holders under the Indenture, the Securities and the Collateral Documents, according to the terms thereof.

“Independent Director” means a director of the Company other than a director (i) who (apart from being a director of the Company or any of its Subsidiaries) is an employee, insider, associate or Affiliate of the Company or any of its Subsidiaries or has held any such position during the previous year or (ii) who is a director, an employee, insider, associate or Affiliate of another party to the transaction in question.

“Initial Purchaser” means Lehman Brothers Inc.

“Initial Securities” means the Securities issued on the Issue Date and guaranteed by the Guarantors.

“Interest Coverage Ratio” as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters of the Company and the Restricted Subsidiaries; provided, however, that (A) if the Company or any Restricted Subsidiary has incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Interest Coverage Ratio is an incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been issued on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (B) if since the beginning of such period the Company or any Restricted Subsidiary has made any Asset Sale, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive), directly attributable to the assets that are the subject of such Asset Sale for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with any such sale or other disposition for such period (or, if the Capital Stock of any Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (C) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) has made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made under the Indenture, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (D) in making such computation, Consolidated Interest Expense attributable to any Indebtedness incurred under any revolving credit facility shall be computed based on the average daily balance of such Indebtedness during such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period.

“Investment” means any direct or indirect advance, loan, other extension of credit or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, purchase or acquisition of Equity Interests, bonds, notes, debentures or other securities of, or purchase or other acquisition of all or a substantial part of the business, Equity Interests or other evidence of beneficial ownership of, or any other investment in or guarantee of any Indebtedness (other than guarantees of Indebtedness of the Company or any Restricted Subsidiary permitted by Section 3 hereof) of, any Person or any other item that would be classified as an investment on a balance sheet prepared in accordance with GAAP. Investments do not include advances to customers and suppliers in the ordinary and customary course of business and on commercially reasonable terms.

“Issue Date” means the date of first issuance of the Initial Securities under the Indenture.

“Lien” means any mortgage, pledge, lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof).

“Mortgages” means, collectively, the mortgages and deeds of trust entered into by certain of the Guarantors in favor of the Collateral Agent (or in favor of a trustee for the benefit of the Collateral Agent) and covering those properties identified as being subject to a mortgage in Schedule B to the Perfection Certificate delivered pursuant to the Security Agreement on April 27, 2004, in each case, as such mortgages and deeds of trust may be amended, modified, supplemented or restated from time to time.

“Net Cash Proceeds” means, with respect to any issuance or sale of Equity Interests or debt securities that have been converted into or exchanged for Equity Interests, as referred to under Section 2 hereof, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, net of attorneys’ fees, accountants’ fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Net Income” of any Person, for any period, means the net income (loss) of such Person and its Subsidiaries (other than, in the case of the Company, its Unrestricted Subsidiaries) determined in accordance with GAAP.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of the Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, the proceeds of insurance paid on account of the loss of or damage to any property, or compensation or other proceeds for any property taken by condemnation, eminent domain or similar proceedings, and any non-cash consideration received by the Company or any Restricted Subsidiary from any Asset Sale that is converted into or sold or otherwise disposed of for cash within 90 days after the relevant Asset Sale), net of (i) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (ii) any taxes paid or payable as a result thereof, (iii) all amounts required to be applied to the repayment of, or representing the amount of permanent reductions in the commitments relating to, Indebtedness secured by a Lien on the asset or assets the subject of such Asset Sale which Lien is permitted pursuant to the terms of the Indenture, (iv) any reserve for adjustment in respect of the sale price of such asset or assets required by GAAP, and (v) all distributions and other payments required to be made (including any amounts held pending distribution) to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale. The amount of any Net Proceeds other than cash shall be the Fair Market Value thereof as determined in good faith by the Board of Directors of the Company. The amount of any taxes required to be accrued as a liability under GAAP as a consequence of an Asset Sale shall be the amount thereof as determined in good faith by the Board of Directors of the Company.

“Officer” means the Chairman of the Board, Vice Chairman, the President or a Vice President (regardless of vice presidential designation), the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company or any Guarantor, as the case may be.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, Vice Chairman, the President or a Vice President (regardless of vice presidential designation), and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company or any Guarantor, as the case may be, and delivered to the Trustee.

“Permitted Holders” means (i) Michael T. Kennedy; (ii) the spouse and children or grandchildren (including children or grandchildren by adoption) of Michael T. Kennedy; (iii) any controlled Affiliate of any of the foregoing; (iv) in the event of the incompetence or death of any of the Persons described in clause (i) and (ii), such Person’s estate, executor, administrator, committee or other personal representative, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company; or (v) any trusts created for the benefit of the Persons described in clause (i), (ii), or (iv) or any trust for the benefit of any such trust.

“Permitted Indebtedness” means, collectively, the following:

(a) Indebtedness of the Company evidenced by the Initial Securities and Indebtedness of any Guarantor evidenced by the Guarantees;

(b) Indebtedness of the Company evidenced by the Exchange Notes and Indebtedness of any Guarantor evidenced by the guarantees with respect to the Exchange Notes;

(c) Indebtedness of the Company or any Guarantor arising under the Collateral Documents and relating to Collateral;

(d) Indebtedness of the Company or any Restricted Subsidiary constituting Existing Indebtedness and any extension, deferral, renewal, refinancing or refunding thereof;

(e) Indebtedness of the Company or any Restricted Subsidiary incurred under the Amended Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed the greater of (x) $55,000,000 and (y) the Borrowing Base at the time such Indebtedness was incurred, or any refinancing, refunding, deferral, renewal or extension thereof not in excess of such amount;

(f) Indebtedness of any Restricted Subsidiary that is a Foreign Subsidiary in an aggregate principal amount at any one time outstanding not to exceed the greater of (x) $10,000,000 (or the equivalent amount thereof, at the time of incurrence, in other foreign currencies) and (y) the Foreign Subsidiary Borrowing Base at the time such Indebtedness was incurred, or any refinancing, refunding, deferral, renewal or extension thereof not in excess of such amount;

(g) Capitalized Lease Obligations of the Company or any Restricted Subsidiary and Indebtedness of the Company or any Restricted Subsidiary secured by Liens that secure the payment of all or part of the purchase price of assets or property acquired or constructed in the ordinary course of business after the Issue Date or any refinancing, refunding, deferral, renewal or extension thereof; provided, however, that the aggregate principal amount of such Capitalized Lease Obligations plus such Indebtedness of the Company and all of the Restricted Subsidiaries does not exceed $5,000,000 outstanding at any time;

(h) Indebtedness of the Company to any Restricted Subsidiary or of any Restricted Subsidiary to the Company or another Restricted Subsidiary (but only so long as such Indebtedness is held by the Company or a Restricted Subsidiary);

(i) Indebtedness in respect of Hedging Obligations; provided, however, that the notional principal amount of any such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates;

(j) Indebtedness represented by performance, completion, guarantee, surety and similar bonds provided by the Company or any Restricted Subsidiary in the ordinary course of business;

(k) In addition to any Indebtedness otherwise permitted to be incurred under the provisions of the Indenture, up to $25,000,000 aggregate principal amount of Indebtedness at any one time outstanding;

(l) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities, or obligations in respect of earnouts or purchase price adjustments, in connection with the acquisition or disposition of assets permitted under the Indenture;

(m) Indebtedness of the Company or any Restricted Subsidiary with respect to (i) letters of credit securing obligations under or relating to (x) insurance contracts entered into in the ordinary course of business, (y) expenses under leases pursuant to which the Company or any Restricted Subsidiary is lessee or (z) self-insurance in respect of worker compensation, or (ii) other letters of credit issued, or relating to liabilities or obligations incurred, in the ordinary course of business; and

(n) Any refinancing, refunding, deferral, renewal or extension (each, a “Refinancing”) of any Indebtedness of the Company or any Restricted Subsidiary permitted by the initial paragraph of Section 3 hereof (the “Refinancing Indebtedness”); provided, however, that (x) such Refinancing does not increase the total Consolidated

Indebtedness of the Company and the Restricted Subsidiaries outstanding at the time of such Refinancing to an amount greater than the larger of (i) the aggregate amount of such Indebtedness outstanding at the time of such Refinancing and (ii) the aggregate amount of such Indebtedness outstanding on the Issue Date, (y) the Refinancing Indebtedness does not provide for any mandatory redemption, amortization or sinking fund requirement in an amount greater than or at a time prior to the amounts and times specified in the Indebtedness being refinanced, refunded, deferred, renewed or extended and (z) if the Indebtedness being refinanced, refunded, deferred, renewed or extended is subordinated to the Securities, the Refinancing Indebtedness incurred to refinance, refund, defer, renew or extend such Indebtedness is subordinated in right of payment to the Securities on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being so refinanced, refunded, deferred, renewed or extended.

“Permitted Investment” means (i) any Investment in Cash Equivalents, (ii) any Investment in the Company, (iii) Investments in existence on the Issue Date, (iv) intercompany notes permitted under clause (h) of the definition of “Permitted Indebtedness” in this Section 1, (v) Investments in any Controlled Subsidiary or any Guarantor, or any Person that, as a result of such Investment, becomes a Controlled Subsidiary or a Guarantor, and (vi) other Investments that, when taken together with all other Investments made pursuant to this clause (vi), do not at one time outstanding exceed $10,000,000 (with the Fair Market Value of each Investment being measured at the time such Investment is made and without giving effect to subsequent changes in value).

“Permitted Liens” means as of any particular time, any one or more of the following:

(a) Liens for taxes, rates and assessments not yet past due or, if past due, the validity of which is being contested in good faith by the Company or any Restricted Subsidiary by appropriate proceedings promptly instituted and diligently conducted and against which the Company has established appropriate reserves in accordance with GAAP;

(b) the Lien of any judgment rendered that is being contested in good faith by the Company or any Restricted Subsidiary by appropriate proceedings promptly instituted and diligently conducted and against which the Company has established appropriate reserves in accordance with GAAP and that does not have a material adverse effect on the ability of the Company and the Restricted Subsidiaries to operate their business or operations;

(c) other than in connection with Indebtedness, any Lien arising in the ordinary course of business (i) to secure payments of workers’ compensation, unemployment insurance, pension or other social security or retirement benefits, or to secure the performance of bids, tenders, leases, progress payments, contracts (other than for the payment of money) or to secure public or statutory obligations of the Company, or any Restricted Subsidiary, or to secure surety or appeal bonds to which the Company or any Restricted Subsidiary is a party, (ii) imposed by law dealing with materialmen’s, mechanics’, workmen’s, repairmen’s, warehousemen’s, landlords’, vendors’ or carriers’

Liens created by law, or deposits or pledges that are not yet due or, if due, the validity of which is being contested in good faith by the Company or any Restricted Subsidiaries by appropriate proceedings promptly instituted and diligently conducted and against which the Company has established appropriate reserves in accordance with GAAP, (iii) rights of financial institutions to setoff and chargeback arising by operation of law, and (iv) similar Liens that are imposed by applicable law;

(d) servitudes, licenses, easements, encumbrances, restrictions, rights-of-way and rights in the nature of easements or similar charges that shall not in the aggregate materially adversely impair the use of the subject property by the Company or a Restricted Subsidiary;

(e) zoning and building by-laws and ordinances, municipal bylaws and regulations, and restrictive covenants, which do not materially interfere with the use of the subject property by the Company or a Restricted Subsidiary as such property is used as of the Issue Date; and

(f) any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), as a whole or in part, of any of the Liens referred to in clauses (a) through (e) of this definition or the Indebtedness secured thereby; provided that (i) such extension, renewal, substitution or replacement Lien is limited to that portion of the property or assets, now owned or hereafter acquired, that secured the Lien prior to such extension, renewal, substitution or replacement Lien and (ii) the Indebtedness secured by such Lien (assuming all available amounts were borrowed) at such time is not increased to an amount greater than the amount originally secured by such Lien.

“Person” means any individual, corporation, partnership, limited partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock”, as applied to the Equity Interests of any corporation, means stock of any class or classes (however designated) that is preferred over shares of stock of any other class of such corporation as to the distribution of assets on any voluntary or involuntary liquidation or dissolution of such corporation or as to dividends.

“Redeemable Stock” means any Equity Interest that by its terms or otherwise (i) is required to be redeemed prior to the maturity of the Securities, (ii) matures or is redeemable, in whole or in part, at the option of the Company, any Subsidiary or the holder thereof or pursuant to a mandatory sinking fund at any time prior to the maturity of the Securities, or (iii) is convertible into or exchangeable for debt securities that provide for any scheduled payment of principal prior to the maturity of the Securities at the option of the issuer at any time prior to the maturity of the Securities, until the right to so convert or exchange is irrevocably relinquished.

“Registration Rights Agreement” means the Exchange and Registration Rights Agreement dated as of April 27, 2004, by and among the Company, the Guarantors and the Initial Purchaser, as the same may be modified and supplemented and in effect from time to time.

“Registration Statement” means a Registration Statement as defined and described in the Registration Rights Agreement.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Subsidiary” means (i) any Guarantor, (ii) any Subsidiary of the Company in existence on the Issue Date to which any line of business or division (and the assets associated therewith) of any Guarantor are transferred after the Issue Date, (iii) any Subsidiary of the Company organized or acquired after the Issue Date, unless such Subsidiary has been designated as an Unrestricted Subsidiary by a resolution of the Board of Directors as provided in the definition of “Unrestricted Subsidiary” and (iv) any Unrestricted Subsidiary that is designated as a Restricted Subsidiary by the Board of Directors; provided, that, immediately after giving effect to any such designation (A) no Default or Event of Default has occurred and is continuing and (B) in the case of any designation referred to in clause (iii) or (iv) hereof, the Company could incur at least $1.00 of Indebtedness pursuant to the covenant described in the initial paragraph under Section 3 hereof, on a pro forma basis taking into account such designation. The Company shall evidence any such designation to the Trustee by promptly filing with the Trustee an Officers’ Certificate certifying that such designation has been made and complies with the requirements of the immediately preceding sentence. Notwithstanding any provision of the Indenture to the contrary, each Guarantor shall be a Restricted Subsidiary.

“Securities” means any of the Company’s Senior Secured Floating Rate Notes due 2009, that are authenticated and delivered under the Indenture. For all purposes of the Indenture, the term “Securities” shall include any Exchange Notes to be issued and exchanged for any Initial Securities pursuant to the Registration Rights Agreement and the Indenture and, for purposes of the Indenture, all Initial Securities and Exchange Notes shall vote together as one series of securities under the Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Security Agreement dated as of April 27, 2004 among Radnor Holdings Corporation, Radnor Chemical Corporation, Radnor Delaware II, Inc., StyroChem Delaware, Inc., StyroChem U.S., Ltd., StyroChem GP, L.L.C., StyroChem LP, L.L.C., WinCup GP, L.L.C., WinCup LP, L.L.C., WinCup Texas, Ltd. and WinCup Holdings, Inc., as obligors, and Wachovia Bank, National Association, as collateral agent, as such agreement may be amended, modified, supplemented or restated from time to time.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305 of the Indenture.

“Senior Indebtedness” means Indebtedness of any Person that is not Subordinated Indebtedness.

“Specified Collateral Assets” means Equipment located in the United States and owned by the Company or a Restricted Subsidiary that is a Domestic Subsidiary of the Company, and that is of the same type or similar to Equipment that constitutes Collateral on the Issue Date.

“Subordinated Indebtedness” means Indebtedness of the Company, any Guarantor or any other Person that expressly provides that such Indebtedness is junior or subordinated in right of payment to the Securities or any Guarantee, as the case may be.

“Subsidiary” means, with respect to the Company, (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors, under ordinary circumstances, is at the time owned, directly or indirectly, by the Company, by the Company and one or more of its Subsidiaries or by one or more of the Company’s Subsidiaries or (ii) any other Person or entity of which at least a majority of voting interest, under ordinary circumstances, is at the time owned, directly or indirectly, by the Company, by the Company and one or more of its Subsidiaries or by one or more of the Company’s Subsidiaries.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means Wachovia Bank, National Association, until a successor trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Trustee” shall mean such successor trustee; provided, however, that all references to the Trustee in connection with the Collateral or the Collateral Documents shall, unless the context otherwise suggests, mean the Collateral Agent.

“Unrestricted Subsidiary” means, until such time as it may be designated as a Restricted Subsidiary by the Board of Directors as provided in and in compliance with the definition of “Restricted Subsidiary,” (i) any Subsidiary of the Company organized or acquired after the Issue Date designated as an Unrestricted Subsidiary by the Board of Directors in which all investments by the Company or any Restricted Subsidiary are made only from funds available for the making of Permitted Investments or Restricted Payments as described under Section 2 hereof and whose assets or properties do not constitute Collateral and (ii) any Subsidiary of an Unrestricted Subsidiary whose assets or properties do not constitute Collateral. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any assets or property that constitute Collateral or any Equity Interests of, or owns, or holds any Lien upon, any property of, any Subsidiary of the Company that is not a Subsidiary of such Subsidiary to be so designated; provided that each Subsidiary to be so designated and each of its Subsidiaries has not, at the time of designation, and does not thereafter, directly or indirectly, incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of the Restricted Subsidiaries. The Company shall evidence any such designation by promptly filing with the Trustee an officers’ certificate certifying that such designation has been made and complies with the requirements of the immediately preceding sentence.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clause (i) or (ii) above, are not callable or redeemable at the option of the issuer thereof.

“Voting Stock” of any Person means Capital Stock of such Person that ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

“Wholly-Owned Restricted Subsidiary” means a Restricted Subsidiary all of the Capital Stock of which (other than Capital Stock constituting directors’ qualifying shares or shares required to be held by foreign nationals, in each case to the extent mandated by applicable law) is owned by the Company or one or more Wholly-Owned Restricted Subsidiaries or by the Company and one or more Wholly-Owned Restricted Subsidiaries.

(2) Limitations on Restricted Payments.

Subject to the other provisions of this Section 2, the Company shall not, nor shall it cause, permit or suffer any Restricted Subsidiary to, (i) declare or pay any dividends or make any other distributions (including through mergers, liquidations or other transactions) on any class of Equity Interests of the Company or such Restricted Subsidiary or the exercise thereof (other than (x) dividends or distributions payable by a Restricted Subsidiary on account of its Equity Interests held by the Company or another Restricted Subsidiary or (y) payable in shares of Capital Stock of the Company other than Redeemable Stock), (ii) make any payment on account of, or set apart money for a sinking or other analogous fund for, the purchase, redemption or other retirement of such Equity Interests, (iii) purchase, defease, redeem or otherwise retire any Indebtedness issued by the Company or any Restricted Subsidiary that is Subordinated Indebtedness to the Securities, or (iv) make any Restricted Investment, either directly or indirectly, whether in cash or property or in obligations of the Company (all of the foregoing being called “Restricted Payments”), unless (x) in the case of a dividend, such dividend is payable not more than 60 days after the date of declaration and (y) after giving effect to such proposed Restricted Payment, all the conditions set forth in clauses (1) through (3) below are satisfied (A) at the date of declaration (in the case of any dividend), (B) at the date of such setting apart (in the case of any such fund) or (C) on the date of such other payment or distribution (in the case of any other Restricted Payment) (each such date being referred to as a “Computation Date”):

(1) no Default or Event of Default shall have occurred and be continuing or would result from the making of such Restricted Payment;

(2) at the Computation Date for such Restricted Payment and after giving effect to such Restricted Payment on a pro forma basis, the Company or such Restricted Subsidiary could incur $1.00 of additional Indebtedness pursuant to the covenant described in the initial paragraph under Section 3 hereof; and

(3) the aggregate amount of Restricted Payments declared, paid or distributed subsequent to the Issue Date (including the proposed Restricted Payment) shall not exceed the sum of (i) 50% of the cumulative Consolidated Net Income of the Company for the period (taken as one accounting period) commencing on the first day of the first full quarter after the Issue Date to and including the last day of the Company’s last fiscal quarter ending prior to the Computation Date (each such period to constitute a

“Computation Period”) (or, in the event Consolidated Net Income of the Company during the Computation Period is a deficit, then minus 100% of such deficit), (ii) the aggregate Net Cash Proceeds of the issuance or sale or the exercise (other than to a Subsidiary or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries for the benefit of their employees) of the Company’s Equity Interests (other than Redeemable Stock) subsequent to the Issue Date, and (iii) $15,000,000.

If no Default or Event of Default has occurred and is continuing or would occur as a result thereof, the prohibitions set forth above are subject to the following exceptions: (a) Restricted Investments acquired by the Company in connection with any Asset Sale consummated in accordance with Section 4, hereof, to the extent such Investments are permitted under such covenant, provided, however, that such Restricted Investments shall be excluded in the calculation of the amount of Restricted Payments previously made for purposes of clause (3) of the preceding paragraph; (b) any purchase or redemption of Equity Interests or Subordinated Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent sale of, Equity Interests of the Company (other than Redeemable Stock and other than Equity Interests issued or sold to a Subsidiary or an employee stock ownership plan), provided, however, that (x) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments previously made for purposes of clause (3) of the preceding paragraph and (y) the Net Cash Proceeds from such sale shall be excluded for purposes of clause 3(ii) of the preceding paragraph to the extent utilized for purposes of such purchase or redemption; (c) any purchase or redemption of Subordinated Indebtedness of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Indebtedness of the Company or any Restricted Subsidiary that is permitted to be issued pursuant to the provisions of Section 3 hereof, provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments previously made for purposes of clause (3) of the preceding paragraph; and (d) the purchase of Capital Stock held by employees of the Company or any Subsidiary pursuant to any employee stock ownership plan thereof upon the termination, retirement or death of any such employee in accordance with the provisions of any such plan in an amount not greater than $2,000,000 in any calendar year, provided, however, that any such purchase shall be included in the calculation of the amount of Restricted Payments previously made for purposes of clause (3) of the preceding paragraph.

For purposes of this Section 2, (a) the amount of any Restricted Payment declared, paid or distributed in property of the Company or any Restricted Subsidiary shall be deemed to be the net book value of any such property that is intangible property and the Fair Market Value (as determined in good faith by and set forth in a resolution of the Board of Directors) of any such property that is tangible property at the Computation Date, in each case, after deducting related reserves for depreciation, depletion and amortization; (b) the amount of any Restricted Payment declared, paid or distributed in obligations of the Company or any Restricted Subsidiary shall be deemed to be the principal amount of such obligations as of the date of the adoption of a resolution by the Board of Directors or such Restricted Subsidiary authorizing such Restricted Payment; and (c) a distribution to holders of the Company’s Equity Interests of (i) shares of Capital Stock or other Equity Interests of any Restricted Subsidiary or (ii) other assets of the Company, without, in either case, the receipt of equivalent consideration therefor shall be regarded as the equivalent of a cash dividend equal to the excess of the Fair

Market Value of the Equity Interests or other assets being so distributed at the time of such distribution over the consideration, if any, received therefor.

(3) Limitations on Indebtedness.

The Company shall not, and shall not permit the Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become liable with respect to or become responsible for the payment of, contingently or otherwise (“incur”), any Indebtedness (including any Acquired Indebtedness); provided, however, that the Company or a Guarantor, may incur Indebtedness if at the time of such incurrence and after giving pro forma effect thereto, the Company’s Interest Coverage Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness is incurred, calculated on a pro forma basis as if such Indebtedness was incurred on the first day of such four full fiscal quarter period, would be at least 2.0 to 1.0.

Notwithstanding the foregoing, the limitations of this Section 3 shall not apply to the incurrence of Permitted Indebtedness.

4. Limitations on Asset Sales.

The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Sale (other than to the Company or a Guarantor (other than a Foreign Subsidiary of the Company) that is party to the Collateral Documents) unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of, and (a) in the case of an Asset Sale with respect to assets or property that do not constitute Collateral, at least 75% of the consideration received by the Company or such Restricted Subsidiary from such Asset Sale is in the form of cash or Cash Equivalents or (b) in the case of an Asset Sale with respect to assets or property that constitute Collateral, (1) at least 75% of the consideration received by the Company or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Specified Collateral Assets that become subject to a first priority perfected security interest in favor of the Collateral Agent, on behalf of the Holders, in the manner provided in the Collateral Documents, or any combination thereof and (2) no more than 25% of the consideration received is in the form of Qualified Consideration that becomes subject, upon receipt by the Company or such Restricted Subsidiary and assignment and delivery to the Collateral Agent, to a first priority perfected security interest in favor of the Collateral Agent, on behalf of the Holders, in the manner provided in the Collateral Documents, and (ii) the Net Proceeds received by the Company or such Restricted Subsidiary from such Asset Sale are applied in accordance with the following paragraphs; provided, that for purposes of this Section 4 and any other covenant that requires compliance with this Section 4, the Company shall cause any Designated Unrestricted Subsidiary that consummates an Asset Sale to comply with this Section 4 and the Indenture as though such Designated Unrestricted Subsidiary was a Restricted Subsidiary for purposes of this clause (a) of this Section 4.

(b) In the event of an Asset Sale permitted by clause (a) with respect to assets or property that do not constitute Collateral, if all or a portion of the Net Proceeds of such Asset Sale are not required to be applied to repay permanently any Senior Indebtedness of the Company then outstanding as required by the terms thereof, or the Company determines not to apply such Net Proceeds to the permanent prepayment of any Senior Indebtedness outstanding or if no such Senior Indebtedness is then outstanding, then the Company may within 365 days of the Asset Sale, invest the Net Proceeds in the Company or one or more Restricted Subsidiaries. The amount of such Net Proceeds neither used to permanently repay or prepay Senior Indebtedness nor used or invested as set forth in this clause (b) constitutes “Non-Collateral Excess Proceeds.”

(c) When the aggregate amount of Non-Collateral Excess Proceeds from one or more of such Asset Sales equals $10,000,000 or more, the Company shall apply 100% of such Non-Collateral Excess Proceeds within 365 days subsequent to the consummation of such Asset Sale that resulted in the Non-Collateral Excess Proceeds equaling $10,000,000 or more to the purchase of Securities tendered to the Company for purchase at a price equal to 100% of the principal amount thereof, plus accrued interest, if any, and any other amounts due, if any, to the date of purchase pursuant to an offer to purchase made by the Company (a “Non-Collateral Asset Sale Offer”) with respect to the Securities. Any Non-Collateral Asset Sale Offer may include a pro rata offer under similar circumstances to purchase other Senior Indebtedness requiring a similar offer. Any Non-Collateral Asset Sale Offer shall be made substantially in accordance with the procedures described under Section 1109 of the Indenture. Until such time as the Net Proceeds from any Asset Sale with respect to assets or property that do not constitute Collateral are applied in accordance with this Section 4, such Net Proceeds shall be segregated from the other assets of the Company and the Subsidiaries and invested in cash or Cash Equivalents, except that the Company or any Restricted Subsidiary may use any Net Proceeds pending the utilization thereof in the manner (and within the time period) described above, to repay revolving loans (under the Credit Agreements or otherwise) without a permanent reduction of the commitment thereunder.

(d) The Company shall cause a notice of any Non-Collateral Asset Sale Offer to be mailed to the Holders at their registered addresses not less than 30 days nor more than 60 days before the purchase date. Such notice shall contain all instructions and materials necessary to enable Holders to tender their Securities to the Company. Upon receiving notice of a Non-Collateral Asset Sale Offer, Holders may elect to tender their Securities in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent that Holders properly tender Securities in an amount exceeding the Non-Collateral Asset Sale Offer, Securities of tendering Holders will be repurchased on a pro rata basis (based on amounts tendered). To the extent that Holders properly tender Securities in an amount less than the Non-Collateral Asset Sale Offer, any Non-Collateral Excess Proceeds remaining after the completion of the purchase of such tendered Securities may be used by the Company for any purpose not otherwise prohibited by the Indenture or the Collateral Documents. Upon completion of the purchase of all the Securities tendered pursuant to a Non-Collateral Asset Sale Offer (if any), the amount of Non-Collateral Excess Proceeds, if any, shall be reset at zero.

(e) In the event of an Asset Sale permitted by clause (a) of this Section 4 with respect to assets or property that constitute Collateral, upon consummation of any such Asset Sale the Company will apply, or cause the applicable Restricted Subsidiary to apply, the Net Proceeds relating to such Asset Sale within 365 days of such Asset Sale to make an investment in Specified Collateral Assets of the Company or one or more Guarantors; provided, that the Company or a Guarantor, as the case may be, shall own such Specified Collateral Assets, and shall, subject only to Permitted Liens, cause such assets to be subject to a first priority perfected

Lien under the Collateral Documents. The amount of such Net Proceeds not used or invested as set forth in this clause (e) constitutes “Collateral Excess Proceeds.”

(f) When the aggregate amount of Collateral Excess Proceeds from one or more of such Asset Sales with respect to assets or property that constitute Collateral equals $3,000,000 or more, the Company shall apply 100% of such Collateral Excess Proceeds within 365 days subsequent to the consummation of such Asset Sale that resulted in the Collateral Excess Proceeds equaling $3,000,000 or more to the purchase of Securities tendered to the Company for purchase at a price equal to 100% of the principal amount thereof, plus accrued interest, if any, and any other amounts due, if any, to the date of purchase pursuant to an offer to purchase made by the Company (a “Collateral Asset Sale Offer”) with respect to the Securities. Any Collateral Asset Sale Offer shall be made substantially in accordance with the procedures described under Section 1109 of the Indenture.

(g) Until such time as the Net Proceeds from any such Asset Sale from assets or property that constitute Collateral are applied in accordance with this Section 4, whether before or after the 365 day period referred to in the preceding paragraphs, such Net Proceeds (together with any investment in cash or Cash Equivalents therefrom) shall be segregated from the other assets of the Company or any of its Subsidiaries and shall be held in the Collateral Account.

(h) The Company shall cause a notice of any Collateral Asset Sale Offer to be mailed to the Holders at their registered addresses not less than 30 days nor more than 60 days before the purchase date. Such notice shall contain all instructions and materials necessary to enable Holders to tender their Securities to the Company. Upon receiving notice of a Collateral Asset Sale Offer, Holders may elect to tender their Securities in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent that Holders properly tender Securities in an amount exceeding the Collateral Asset Sale Offer, Securities of tendering Holders shall be repurchased on a pro rata basis (based on amounts tendered). To the extent that Holders properly tender Securities in an amount less than the Collateral Asset Sale Offer, any Collateral Excess Proceeds remaining after the completion of the purchase of such tendered Securities may be used by the Company for any purpose not otherwise prohibited by the Indenture or the Collateral Documents. Upon completion of the purchase of all the Securities tendered pursuant to a Collateral Asset Sale Offer (if any), the amount of Collateral Excess Proceeds, if any, shall be reset at zero.

(i) In the event the Company is required to make an Asset Sale Offer at a time when the Company is prohibited from making such an Asset Sale Offer, the Company shall, on or prior to the date that the Company is required to make an Asset Sale Offer, (i) seek the consent of its lenders to repurchase Securities pursuant to such an Asset Sale Offer or (ii) refinance the Indebtedness that prohibits such Asset Sale Offer; provided, however, that the failure to make or consummate such Asset Sale Offer as provided herein shall constitute an Event of Default.

(j) The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act, any other tender offer rules under the

Exchange Act and other securities laws or regulations in connection with any offer to repurchase and the repurchase of the Securities as described above.

(k) The Company shall not, and shall not permit any of the Restricted Subsidiaries to, create or permit to exist or become effective any consensual restriction (other than restrictions not more restrictive taken as a whole (as determined in good faith by the chief financial officer of the Company) than those in effect under (i) Existing Indebtedness and (ii) Indebtedness under the Credit Agreements) that would materially impair the ability of the Company to comply with the provisions of this Section 4.

(l) Notwithstanding anything herein to the contrary, neither the Company nor any Restricted Subsidiary shall be permitted to make an investment in any Specified Collateral Assets in accordance with the foregoing paragraphs of this Section 4, unless the conditions set forth in Section 5.12(e) of the Security Agreement shall have been satisfied.

C-32